                                                                  Exhibit 99.2

LOAN AGREEMENT BETWEEN ONE KENDALL LLC AND CAMBRIDGE ATHENAEUM LLC AS BORROWERS AND SECORE FINANCIAL CORPORATION AS LENDER

===============================================================================


                                 LOAN AGREEMENT




                           Dated as of April 14, 2000



                                     Between


                                 ONE KENDALL LLC

                                       and


                            CAMBRIDGE ATHENAEUM LLC,
                              together, as Borrower


                                       and



                          SECORE FINANCIAL CORPORATION,

                                    as Lender


===============================================================================

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----

I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1         Definitions...........................................................1
Section 1.2         Principles of Construction...........................................15

II.      THE LOAN

Section 2.1         The Loan.............................................................15
       2.1.1        Agreement to Lend and Borrow.........................................15
       2.1.2        Single Disbursement to Borrower......................................15
       2.1.3        The Note.............................................................15
       2.1.4        Use of Proceeds......................................................15
Section 2.2         Interest Rate........................................................15
       2.2.1        Applicable Interest Rate.............................................15
       2.2.2        Interest Calculation.................................................15
       2.2.3        Determination of Interest Rate.......................................16
       2.2.4        Usury Savings........................................................18
Section 2.3         Loan Payments........................................................18
       2.3.1        Payment Before Maturity Date.........................................18
       2.3.2        Payment on Maturity Date; Extension of Maturity Date.................19
       2.3.3        Interest Rate and Payment after Default..............................19
       2.3.4        Late Payment Charge..................................................20
       2.3.5        Method and Place of Payment..........................................20
Section 2.4         Prepayments..........................................................20
       2.4.1        Voluntary Prepayments; Prepayment Fees...............................20
       2.4.2        Other Prepayments....................................................22

III.     REPRESENTATIONS AND WARRANTIES

Section 3.1         Borrower Representations.............................................22
       3.1.1        Organization.........................................................22
       3.1.2        Proceedings..........................................................23
       3.1.3        No Conflicts.........................................................23
       3.1.4        Litigation...........................................................23
       3.1.5        Agreements...........................................................23
       3.1.6        Consents.............................................................23
       3.1.7        Title................................................................23
       3.1.8        No Plan Assets.......................................................24
       3.1.9        Compliance...........................................................24
       3.1.10       Financial Information................................................24
       3.1.11       Condemnation.........................................................24


                                      -i-

       3.1.12       Utilities and Public Access..........................................24
       3.1.13       Separate Lots........................................................25
       3.1.14       Assessments..........................................................25
       3.1.15       Enforceability.......................................................25
       3.1.16       Assignment of Leases.................................................25
       3.1.17       Insurance............................................................25
       3.1.18       Licenses.............................................................25
       3.1.19       Flood Zone...........................................................25
       3.1.20       Physical Condition...................................................25
       3.1.21       Boundaries...........................................................26
       3.1.22       Leases...............................................................26
       3.1.23       Filing and Recording Taxes...........................................26
       3.1.24       Single Purpose.......................................................27
       3.1.25       Tax Filings..........................................................29
       3.1.26       Solvency.............................................................30
       3.1.27       Federal Reserve Regulations..........................................30
Section 3.2         Survival of Representations..........................................30

IV.      BORROWER COVENANTS

Section 4.1         Borrower Affirmative Covenants.......................................30
       4.1.1        Existence; Compliance with Legal Requirements........................30
       4.1.2        Taxes and Other Charges..............................................31
       4.1.3        Litigation...........................................................31
       4.1.4        Access to Property...................................................32
       4.1.5        Further Assurances; Supplemental Mortgage Affidavits.................32
       4.1.6        Financial Reporting..................................................32
       4.1.7        Title to the Property................................................33
       4.1.8        Estoppel Statement...................................................33
       4.1.9        Leases...............................................................34
       4.1.10       Alterations..........................................................35
       4.1.11       O&M Program..........................................................35
Section 4.2         Borrower Negative Covenants..........................................35
       4.2.1        Due on Sale and Encumbrance; Transfers of Interests..................35
       4.2.2        Liens................................................................35
       4.2.3        Dissolution..........................................................36
       4.2.4        Change in Business...................................................36
       4.2.5        Debt Cancellation....................................................36
       4.2.6        Affiliate Transactions...............................................36
       4.2.7        Zoning...............................................................36
       4.2.8        Assets...............................................................37
       4.2.9        No Joint Assessment..................................................37
       4.2.10       Principal Place of Business..........................................37
       4.2.11       ERISA................................................................37


                                      -ii-

V.       INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1         Insurance............................................................38
       5.1.1        Insurance Policies...................................................38
       5.1.2        Insurance Company....................................................41
Section 5.2         Casualty and Condemnation............................................41
       5.2.1        Casualty.............................................................41
       5.2.2        Condemnation.........................................................42
Section 5.3         Delivery of Net Proceeds.............................................42
       5.3.1        Minor Casualty or Condemnation.......................................42
       5.3.2        Major Casualty or Condemnation.......................................42

VI.      RESERVE FUNDS

Section 6.1         Remediation Funds....................................................45
       6.1.1        Deposit of Remediation Funds.........................................45
       6.1.2        Release of Remediation Funds.........................................45
Section 6.2         Tax Funds............................................................46
       6.2.1        Deposits of Tax Funds................................................46
       6.2.2        Release of Tax Funds.................................................46
Section 6.3         Insurance Funds......................................................47
       6.3.1        Deposits of Insurance Funds..........................................47
       6.3.2        Release of Insurance Funds...........................................47
Section 6.4         Capital Expenditure Funds............................................47
       6.4.1        Deposits of Capital Expenditure Funds................................47
       6.4.2        Release of Capital Expenditure Funds.................................47
Section 6.5         Rollover Funds.......................................................49
       6.5.1        Deposits of Rollover Funds...........................................49
       6.5.2        Release of Rollover Funds............................................49
       6.5.3        Release of Genzyme and Millennium Rollover Funds.....................50
Section 6.6         Application of Reserve Funds.........................................50
Section 6.7         Security Interest in Reserve Funds...................................51
       6.7.1        Grant of Security Interest...........................................51
       6.7.2        Income Taxes.........................................................51
       6.7.3        Prohibition Against Further Encumbrance..............................51
Section 6.8         Letters of Credit....................................................51
       6.8.1        Delivery of Letters of Credit........................................51
Section 6.9         Provisions Regarding Letters of Credit...............................52
       6.9.1        Security for Debt....................................................52
       6.9.2        Additional Rights of Lender..........................................52

VII.     PROPERTY MANAGEMENT

Section 7.1         The Management Agreement.............................................53
Section 7.2         Prohibition Against Termination or Modification......................53
Section 7.3         Replacement of Manager...............................................53


                                     -iii-

VIII.    PERMITTED TRANSFERS

Section 8.1         Permitted Transfer of the Property...................................54
Section 8.2         Permitted Transfers of Interest in Borrower..........................54

IX.      SALE AND SECURITIZATION OF MORTGAGE

Section 9.1         Sale of Mortgage and Securitization..................................55
Section 9.2         Securitization Indemnification.......................................57

X.       DEFAULTS

Section 10.1        Event of Default.....................................................60
Section 10.2        Remedies.............................................................62
Section 10.3        Remedies Cumulative..................................................63

XI.      MISCELLANEOUS

Section 11.1        Successors and Assigns...............................................64
Section 11.2        Lender's Discretion..................................................64
Section 11.3        Governing Law........................................................64
Section 11.4        Modification, Waiver in Writing......................................66
Section 11.5        Delay Not a Waiver...................................................66
Section 11.6        Notices..............................................................66
Section 11.7        Trial by Jury........................................................67
Section 11.8        Headings.............................................................68
Section 11.9        Severability.........................................................68
Section 11.10       Preferences..........................................................68
Section 11.11       Waiver of Notice.....................................................68
Section 11.12       Remedies of Borrower.................................................68
Section 11.13       Expenses; Indemnity..................................................69
Section 11.14       Schedules Incorporated...............................................70
Section 11.15       Offsets, Counterclaims and Defenses..................................70
Section 11.16       No Joint Venture or Partnership; No Third Party Beneficiaries........70
Section 11.17       Publicity............................................................70
Section 11.18       Waiver of Marshalling of Assets......................................70
Section 11.19       Waiver of Offsets/Defenses/Counterclaims.............................71
Section 11.20       Conflict; Construction of Documents; Reliance........................71
Section 11.21       Brokers and Financial Advisors.......................................71
Section 11.22       Exculpation..........................................................72
Section 11.23       Prior Agreements.....................................................73
Section 11.24       Servicer.............................................................73
Section 11.25       Partial Releases.....................................................74
Section 11.26       Joint and Several Liability..........................................76


                                      -iv-

                                    SCHEDULES

Schedule I        -        Rent Roll
Schedule II       -        Remediation
Schedule III      -        Release Amounts/Release Percentages
Schedule IV       -        Legal Description of Release Parcels
Schedule V        -        Form of Subordination, Nondisturbance and Attornment
                           Agreement
Schedule VI       -        Amortization Schedule
Schedule VII      -        Exceptions
Schedule VIII     -        Asbestos Operations and Maintenance Program
                           Requirements

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, dated as of April 14, 2000 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), is between SECORE FINANCIAL CORPORATION, a Pennsylvania corporation, having an address at 7315 Wisconsin Avenue, Suite 450 North, Bethesda, Maryland 20814 ("Lender"), One Kendall LLC, a Delaware limited liability company, and Cambridge Athenaeum LLC, a Delaware limited liability company, each having an address c/o Beacon Capital Partners, Inc., One Federal Street, Boston, Massachusetts 02110 (together, "Borrower").

                  All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H:


                  WHEREAS, Borrower desires to obtain the Loan from Lender; and


                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.


                  NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

                  I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1      DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly provided:

                  "ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in Section 9.1(c).

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGENT" shall mean LaSalle Bank National Association and any successor Eligible Institution thereto.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "ALTERATION THRESHOLD" shall mean (i) $1,500,000 with respect to 215 First Street on an individual basis and (ii) $3,500,000 with respect to the entire Property on an aggregate basis.

                  "ANNUAL BUDGET" shall mean the operating and capital budget for the Property setting forth Borrower's good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

                  "APPLICABLE INTEREST RATE" shall mean 7.43% per annum for the initial Interest Period and thereafter either (i) LIBOR plus the Spread with respect to any period when the Loan is a LIBOR Loan or (ii) the Substitute Rate plus the Substitute Spread with respect to any period when the Loan is a Substitute Rate Loan.

                  "ASSIGNMENT OF CAP AGREEMENT" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement between Borrower and Lender and acknowledged by the counterparty, and any other collateral assignment of the Interest Rate Cap Agreement hereafter delivered.

                  "ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

                  "BASIC CARRYING COSTS" shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

                  "BCI" shall mean Beacon Capital Partners, Inc., a Maryland corporation, and any successor to all or substantially all of its assets, whether by merger, sale of assets or otherwise.

                  "BCLP" shall mean Beacon Capital Partners, L.P., a Delaware limited partnership, and any successor to all or substantially all of its assets, whether by merger, sale of assets or otherwise.

                  "BEACON" shall mean (i) BCI, and (ii) BCLP. The term "Beacon" shall also include the ownership interests of the officers and/or directors of BCI, provided that the aggregate of such ownership interests does not exceed five percent (5%) of the ownership interests of Beacon, direct or indirect, in Borrower.

                  "BORROWER" shall mean, collectively, One Kendall LLC, a Delaware limited liability company, and Cambridge Athenaeum LLC, a Delaware limited liability company, together with their respective permitted successors and permitted assigns.

                  "BREAKAGE COSTS" shall have the meaning set forth in Section 2.2.3(g).

                  "BUILDING" shall mean each of the following individual buildings or groups of buildings that constitute a portion of the Property: (i) 215 First Street, (ii) 100-500 Kendall Square, (iii) 600-700 Kendall Square,
(iv) 1400 Kendall Square, (v) 1500-1700 Kendall Square, (vi) the Kendall Square Theatre and (vii) the Kendall Square Parking Garage.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

                  "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

                  "CAPITAL EXPENDITURE FUNDS" shall have the meaning set forth in Section 6.4.1.

                  "CAPITAL EXPENDITURES WORK" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

                  "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, Manager and Agent.

                  "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

                  "CASUALTY CONSULTANT" shall have the meaning set forth in
Section 5.3.2(c).

                  "CASUALTY RETAINAGE" shall have the meaning set forth in
Section 5.3.2(d).

                  "CLEARING ACCOUNT" shall have the meaning set forth in the Clearing Account Agreement.

                  "CLEARING ACCOUNT AGREEMENT" shall mean that certain Clearing Account Agreement of even date herewith among Borrower, Lender and Clearing Bank.

                  "CLEARING BANK" shall mean Fleet National Bank, together with its successors and assigns.

                  "CLOSING DATE" shall mean the date of funding the Loan.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

                  "DEBT" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including Breakage Costs and the Spread Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

                  "DEBT SERVICE ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (i) Underwritable Cash Flow for the twelve (12) full calendar month period immediately preceding the date of calculation to (ii) $17,500,000, provided that such amount of $17,500,000 shall be reduced by ten percent (10%) of any prepayments of principal made with respect to the Loan or the Mezzanine Loan.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Applicable Interest Rate.

                  "DETERMINATION DATE" shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the beginning of such Interest Period.

                  "DISCLOSURE DOCUMENT" shall have the meaning set forth in
Section 9.2(a).

                  "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch IBCA, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, Duff and S&P and "Aa2" by Moody's. Any depository institution or trust company insured by the Federal Deposit Insurance Corporation which is not rated by all of the Rating Agencies may nonetheless qualify as an Eligible Institution if it has the requisite ratings by at least two of the Rating Agencies (at least one of which must be Standard & Poor's).

                  "ENVIRONMENTAL CONSULTANT" shall mean Haley & Aldrich, Inc., or such other environmental consultant as may be mutually agreed upon by Lender and Borrower.

                  "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.

                  "ENVIRONMENTAL REPORT" shall mean, collectively, (i) a report on Phase I Environmental Site Assessment (the so-called "Summary Report") prepared by Haley & Aldrich, Inc. in connection with the One Kendall Square and Athenaeum Portfolio, Cambridge, MA (dated March, 2000), and the reports referred to therein, (ii) a letter from Haley & Aldrich, Inc. regarding Athenaeum Parking Lot No. 1, 187-199 First Street, Cambridge, MA dated April 10, 2000, and (iii) a letter report from ATC Associates, Inc. regarding asbestos-containing materials and indoor air quality at the One Kendall Square and Athenaeum properties (dated April 6, 2000).

                  "EQUIPMENT" shall have the meaning set forth in the granting clause of the Mortgage.

                  "ERISA" shall have the meaning set forth in Section 4.2.11.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1.

                  "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a).

                  "EXCHANGE ACT FILING" shall have the meaning set forth in
Section 9.1(c)(v).

                  "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

                  "GENZYME LEASE" shall mean, collectively, (a) that certain Lease dated September 18, 1995 for the portion of the Property known as Building 200 between Robert A. Jones and K. George Najarian, Trustees of Old Cambridge Realty Trust, as lessor, and Genzyme Corporation ("GENZYME"), as lessee, as amended, (b) that certain Lease dated December 20, 1988 for the portion of the Property known as Buildings 600, 650 and 700 between Robert A.

Jones, K. George Najarian and David E. Clem, Trustees of Old Kendall Realty Trust, as lessor, and Genzyme, as lessee, as amended, (c) that certain Lease dated December 12, 1995 for storage space between Old Kendall Realty Trust, as lessor, and Genzyme, as lessee, and (d) that certain Lease dated December 20, 1988 (but revised to be dated January 31, 1989 per Letter Agreement dated January 31, 1989) for the portion of the Property known as Building 1400 between Robert A. Jones, K. George Najarian and David E. Clem, Trustees of Old Binney Realty Trust, as lessor, and Genzyme, as lessee, as amended.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS REVENUE" shall mean all revenue computed on an accrual basis in accordance with GAAP (but without the so-called straightlining of Rents), derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as reasonably determined by Lender, security deposits (except to the extent properly utilized to offset a loss of Rent), refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), and any disbursements to Borrower from the Reserve Funds or any other fund established by the Loan Documents.

                  "GUARANTOR" shall mean, collectively, Beacon Capital Partners, L.P., a Delaware limited partnership, and PW Realty Partners, LLC, a Delaware limited liability company.

                  "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

                  "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if and to the extent that such amounts were advanced thereunder,
(iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness of another Person guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                  "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 3.1.24(p).

                  "INSOLVENCY OPINION" shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof delivered by Goulston & Storrs, P.C. in connection with the Loan.

                  "INSURANCE ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "INSURANCE FUNDS" shall have the meaning set forth in Section 6.3.1.

                  "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 5.1.1(b).

                  "INTEREST PERIOD" shall mean (a) for the first period hereunder, the period commencing on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs, and (b) for each period thereafter, the period commencing on the first (1st) day of each calendar month and ending on the last day of such calendar month.

                  "INTEREST RATE CAP AGREEMENT" means an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and a counterparty reasonably acceptable to Lender with a rating by Standard & Poor's of at least "AA".

                  "LEASE" shall mean any lease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in or right to use or occupy all or any portion of any space in the Property (other than subleases and subsubleases), and every modification, amendment or other agreement relating to or entered into in connection with such lease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                  "LENDER" shall mean Secore Financial Corporation, a Pennsylvania corporation, together with its successors and assigns.

                  "LENDER'S NOTICE" shall have the meaning set forth in Section 2.2.3(b).

                  "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the

Maturity Date) in favor of Lender and entitling Lender to draw thereon in Boston, Massachusetts or New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the party issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof unless and until Borrower furnishes a substitute Letter of Credit from an Eligible Institution.

                  "LIABILITIES" shall have the meaning set forth in Section 9.2(b).

                  "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market reasonably selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the then outstanding principal amount of the Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City reasonably selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for the then outstanding principal amount of the Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent acting in good faith, and, at Borrower's request, Lender shall provide Borrower with the basis for its determination.

                  "LIBOR LOAN" shall mean the Loan at any time when the Applicable Interest Rate is calculated at LIBOR plus the Spread in accordance with the provisions of Article II hereof.

                  "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer as security of, on or affecting the Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LIMITED GUARANTY" shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

                  "LOAN" shall mean the loan in the original principal amount of One Hundred Forty Million and No/100 Dollars ($140,000,000) made by Lender to Borrower pursuant to this Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Environmental Indemnity, the Limited Guaranty, the Assignment of Cap Agreement, the Assignment of Management Agreement, the Clearing Account Agreement, and any other documents now or hereafter executed and/or delivered in connection with the Loan.

                  "LOCKBOX ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "LONDON BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

                  "MAJOR LEASE" shall mean any Lease (i) covering more than 25,000 square feet at the Property or (ii) made with a Tenant that is a Tenant under another Lease at the Property or that is an Affiliate of any other Tenant under a Lease at the Property, if the Leases together cover more than 25,000 square feet.

                  "MANAGEMENT AGREEMENT" shall mean the management agreement or agreements entered into with the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

                  "MANAGER" shall mean Beacon Capital Partners Management, LLC and Spaulding and Slye Services Limited Partnership, or any other manager approved in accordance with the terms and conditions of the Loan Documents.

                  "MATURITY DATE" shall mean May 1, 2002, as the same may be extended pursuant to Section 2.3.2(b) hereof, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MEZZANINE BORROWER" shall mean CAMEZZ LLC, a Delaware limited liability company.

                  "MEZZANINE EVENT OF DEFAULT" shall mean an "Event of Default" under and as defined in the Mezzanine Loan Agreement.

                  "MEZZANINE LENDER" shall mean Secore Financial Corporation, a Pennsylvania corporation, together with its successors and assigns.

                  "MEZZANINE LOAN" shall mean that certain loan in the original principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000) of even date herewith made by Mezzanine Lender to Mezzanine Borrower pursuant to the Mezzanine Loan Agreement, together with any permitted refinancing thereof.

                  "MEZZANINE LOAN AGREEMENT" shall mean that certain Loan Agreement of even date herewith between Mezzanine Lender and Mezzanine Borrower.

                  "MILLENNIUM LEASE" shall mean that certain lease dated June 8, 1994 for a portion of the Property located at 215 First Street between Cambridge Athenaeum LLC, successor in interest to Athenaeum Realty Nominee Trust, as Landlord, and Millennium Pharmaceuticals, Inc., successor by merger to Leukosite, Inc., as tenant, as amended.

                  "MINIMUM DISBURSEMENT AMOUNT" shall mean One Hundred Thousand and No/100 Dollars ($100,000).

                  "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean the monthly payment of Debt Service calculated in accordance with Section 2.2.

                  "MONTHLY PAYMENT DATE" shall mean the first (1st) day of every calendar month occurring during the term of the Loan commencing on June 1, 2000.

                  "MORGAN STANLEY" shall have the meaning set forth in Section 9.2(b).

                  "MORGAN STANLEY GROUP" shall have the meaning set forth in
Section 9.2(b).

                  "MORTGAGE" shall mean that certain first priority Mortgage and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "MORTGAGE LOAN PERCENTAGE" shall mean 80%.

                  "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.

                  "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 5.3.2(f).

                  "NOTE" shall have the meaning set forth in Section 2.1.3.

                  "NOTICE" shall have the meaning set forth in Section 11.6.

                  "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

                  "OPERATING EXPENSES" shall mean all costs and expenses incurred by Borrower and computed on an accrual basis in accordance with GAAP relating to the operation, maintenance and management of the Property, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, a management fee equal to the greater of three percent (3%) of annual rents or the actual management fee, $0.40 per rentable square foot of the Improvements per annum with respect to capital costs, and $1.00 per rentable square foot of the Improvements per annum with respect to tenant rollover expenses, but excluding actual Rollover Expenditures, actual Capital Expenditures, Debt Service, depreciation, amortization and deposits required to be made to the Reserve Funds; provided, however such costs and expenses shall be subject to reasonable adjustment by Lender to normalize such costs and expenses.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                  "PAINEWEBBER" shall mean Paine Webber Real Estate Securities Inc., a Delaware corporation.

                  "PERMITTED ENCUMBRANCES" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) Leases and equipment leases existing as of the date hereof, (v) Leases and equipment leases entered into after the date hereof in accordance with the terms of the Loan Documents, and (vi) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, provided that Lender's approval shall not be unreasonably withheld or delayed with respect to such exceptions that do not individually or in the aggregate materially adversely affect the value or use of the Property or Borrower's ability to repay the Loan.

                  "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

                  "PERMITTED PREPAYMENT DATE" shall mean May 1, 2001.

                  "PERMITTED TRANSFEREE" shall mean a corporation, partnership, limited liability company or other entity (i) acceptable to Lender in its sole discretion prior to a Securitization, (ii) acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation, after a Securitization, (iii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies and (iv) whose counsel has delivered to Lender a non-consolidation opinion reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PHYSICAL CONDITIONS REPORT" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that the Property and its use comply, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (ii) include, if available, a copy of a final certificate of occupancy with respect to all Improvements.

                  "POLICIES" shall have the meaning specified in Section
5.1.1(b).

                  "PREPAYMENT DATE" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

                  "PROPERTY" shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the Mortgage.

                  "RATING AGENCIES" shall mean, prior to the final Securitization of the Loan, each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Securities.

                  "RATING AGENCY CONFIRMATION" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 9.2(b).

                  "RELEASE AMOUNT" shall mean, with respect to each Release Parcel, the amount set forth on SCHEDULE III.

                  "RELEASE PARCELS" shall mean the portions of the Property described on SCHEDULE IV.

                  "RELEASE PERCENTAGE" shall mean, with respect to each Release Parcel, the percentage set forth on SCHEDULE III.

                  "REMEDIATION FUNDS" shall have the meaning set forth in
Section 6.1.1.

                  "REMEDIATION" shall have the meaning set forth in Section
6.1.1.

                  "RENTS" shall mean all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

                  "RESERVE FUNDS" shall mean, collectively, Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Remediation Funds and the Rollover Funds.

                  "RESTORATION" shall have the meaning set forth in Section
5.2.1.

                  "RESTORATION THRESHOLD" shall mean (i) $1,500,000 with respect to 215 First Street on an individual basis and (ii) $3,500,000 with respect to the entire Property on an aggregate basis.

                  "ROLLOVER EXPENDITURES" shall mean expenses incurred by Borrower in connection with the leasing of space at the Property, including, without limitation, tenant improvement costs (both hard and soft costs), tenant improvement allowances, legal fees and leasing commissions.

                  "ROLLOVER FUNDS" shall have the meaning set forth in Section 6.5.1.

                  "SECONDARY MARKET TRANSACTION" shall have the meaning set forth in Section 9.1(a).

                  "SECURITIES" shall have the meaning set forth in Section
9.1(a).

                  "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a).

                  "SECURITIZATION" shall have the meaning set forth in Section 9.1(a).

                  "SERVICER" shall have the meaning set forth in Section 11.24.

                  "SERVICING AGREEMENT" shall have the meaning set forth in
Section 11.24.

                  "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 10.2(c).

                  "SPC PARTY" shall have the meaning set forth in Section 3.1.24(o)(ii).

                  "SPREAD" shall mean 130 basis points.

                  "SPREAD MAINTENANCE PREMIUM" shall mean, in connection with a prepayment of all or any portion of the outstanding principal balance of the Loan pursuant to Section 2.3.3 or 2.4.1(f) hereof, an amount equal to the present value, discounted at LIBOR on the Closing Date, of all future installments of interest which would have been due under the Note through and including the Permitted Prepayment Date on the portion of the outstanding principal balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to 1.27% The Spread Maintenance Premium shall be calculated by Lender and shall be final absent manifest error.

                  "STANDARD STATEMENT" shall have the meaning set forth in
Section 9.1(c).

                  "STATE" shall mean the Commonwealth of Massachusetts.

                  "SUBSTITUTE RATE" shall have the meaning set forth in Section 2.2.3(b).

                  "SUBSTITUTE RATE LOAN" shall mean the Loan at any time when the Applicable Interest Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Article II hereof.

                  "SUBSTITUTE SPREAD" shall have the meaning set forth in
Section 2.2.3(b).

                  "SURVEY" shall mean a survey or surveys of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

                  "TAX ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "TAX FUNDS" shall have the meaning set forth in Section 6.2.1.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

                  "TENANT" shall mean any Person obligated under any Lease now or hereafter affecting all or any part of the Property.

                  "TITLE INSURANCE POLICY" shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the lien of the Mortgage.

                  "TRANSFER" shall have the meaning set forth in Article 6 of the Mortgage.

                  "TRUSTEE" shall mean any trustee holding the Loan in a Securitization.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State.

                  "UNDERWRITABLE CASH FLOW" shall mean the excess of Gross Revenue over Operating Expenses. Lender's calculation of Underwritable Cash Flow (including determination of items that do not qualify as Gross Revenue or Operating Expenses) shall be made in good faith by Lender based upon Lender's determination of Rating Agency criteria and shall be final absent manifest error.

                  "UNDERWRITER GROUP" shall have the meaning set forth in
Section 9.2(b).

                  "UPDATED INFORMATION" shall have the meaning set forth in
Section 9.1(b)(i).

                  "U.S. OBLIGATIONS" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

                  SECTION 1.2      PRINCIPLES OF CONSTRUCTION.

                  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II. THE LOAN

                  SECTION 2.1       THE LOAN.

                  2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

                  2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 THE NOTE. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of One Hundred Forty Million and No/100 Dollars ($140,000,000), executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "NOTE") and shall be repaid in accordance with the terms of this Agreement and the Note.

                  2.1.4 USE OF PROCEEDS. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property,
(ii) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (iii) deposit the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, (v) fund any working capital requirements of the Property, and (vi) distribute the balance, if any.

                  SECTION 2.2       INTEREST RATE.

                  2.2.1 APPLICABLE INTEREST RATE. Interest on the principal balance of the Loan outstanding from time to time shall accrue from the Closing Date up to and including the Maturity Date at the Applicable Interest Rate.

                  2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by
(b) the Applicable Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360 by (c) the outstanding principal balance.

                  2.2.3 DETERMINATION OF INTEREST RATE.

                  (a) Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate, acting in good faith, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) In the event that Lender shall have determined, acting in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error), that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall, by notice to Borrower ("LENDER'S NOTICE"), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Interest Rate at Lender's then customary spread (the "SUBSTITUTE SPREAD"), taking into account the size of the Loan and the creditworthiness of Borrower, above a published index used for variable rate loans as reasonably determined by Lender (the "SUBSTITUTE RATE"), such change to become effective as of the first day of the next Interest Period. Lender's determination of the Substitute Rate and the Substitute Spread shall be made in a manner consistent with the manner in which Lender makes such determinations generally for its other similarly situated borrowers.

                  (c) If, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and Lender shall determine, acting in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error), that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan.

                  (d) Intentionally Omitted.

                  (e) If any change in law, or any change in the interpretation of any existing law or future law or the application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Lender may give Borrower a Lender's Notice, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread. If permitted by law, such change shall not become effective until the expiration of the then current Interest Period. In the event the condition necessitating the cancellation of Lender's obligation to make or maintain a LIBOR Loan hereunder shall cease, Lender shall promptly notify Borrower of such cessation and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the calendar month next following such cessation. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate

Lender for any out-of-pocket costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender's calculation, made in good faith, shall be conclusive absent manifest error.

                  (f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

                  (i) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

                  (ii) shall hereafter impose on Lender any other condition the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Lender shall provide Borrower with not less than thirty (30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender, acting in good faith, to Borrower, shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents; provided that any request by Lender for payment of amounts owed by Borrower pursuant to this Section 2.2.3(f) shall be made within thirty (30) days thereafter. Borrower shall not be obligated to pay any amounts which are due under this Section 2.2.3(f) which relate to periods more than ninety (90) days prior to the date Lender first gives Borrower notice of the factors which may cause Borrower to owe amounts under this Section 2.2.3(f). Prior to a Securitization, Lender shall only charge Borrower for amounts payable pursuant to this Section 2.2.3(f) if Lender is generally imposing such charges on its other similarly situated borrowers.

                  (g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense (other than consequential and punitive damages) which Lender sustains or incurs as a consequence of (i) interest or fees, if any, payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder by reason of any default by Borrower in payment of the principal of or interest on a LIBOR Loan, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Monthly Payment Date immediately following the last day of an Interest Period with respect thereto or

(B) is the Monthly Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate to the Substitute Rate plus the Substitute Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at a rate other than the Substitute Rate plus the Substitute Spread on a date other than the Monthly Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees, if any, payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "BREAKAGE COSTS"). Whenever in this Section the term "interest or fees payable by Lender to lenders of funds obtained by it" is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan hereunder. Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents; provided that any request by Lender for payment of amounts due pursuant to this Section 2.2.3(g) shall be made within thirty (30) days thereafter.

                  2.2.4 USURY SAVINGS. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  SECTION 2.3       LOAN PAYMENTS.

                  2.3.1 PAYMENT BEFORE MATURITY DATE. Borrower shall make a payment to Lender of interest only on the Closing Date for the initial Interest Period. Borrower shall make a payment to Lender of interest calculated in the manner set forth herein and a payment of principal as set forth in the amortization schedule for the entire Loan attached hereto as SCHEDULE VI on each Monthly Payment Date to and including the Maturity Date. In the event that any prepayments of principal are made in connection with a partial release pursuant to Section 11.25 of this Agreement, however, the monthly payments of principal shall be reduced by the amount of the amortization attributable to the related Release Parcel as set forth on SCHEDULE VI; no other prepayment of principal shall reduce the monthly payments of principal set forth in SCHEDULE VI. Each payment shall be applied first to accrued and unpaid interest and the balance to principal.

                  2.3.2 PAYMENT ON MATURITY DATE; EXTENSION OF MATURITY DATE.
(a) Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

                  (b) Borrower will have two (2) options to extend the Maturity Date of the Loan for consecutive one (1) year periods. In order to exercise the first such extension right, Borrower shall deliver to Lender notice of such extension and all supporting financial data on or before January 1, 2002; and upon the giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before February 1, 2002, the Maturity Date as then in effect will be extended to May 1, 2003. In order to exercise the second such extension right, Borrower shall deliver to Lender notice of such extension and all supporting financial data on or before January 1, 2003; and upon the giving of such notice of second extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before February 1, 2003, the Maturity Date as then in effect will be extended to May 1, 2004. The Maturity Date shall be extended pursuant to Borrower's notice as aforesaid, provided that the following conditions are satisfied: (i) no Event of Default shall be in existence either at the time of Borrower's notice or at February 1, 2002 or February 1, 2003 (as applicable),
(ii) the Underwritable Cash Flow as determined by Lender, acting in good faith, as of February 1, 2002 or February 1, 2003 (as the case may be) shall be no less than $19,250,000 (less any Underwritable Cash Flow attributable to portions of the Property that have been released in accordance with Section 11.25 hereof or otherwise with Lender's consent), (iii) Borrower shall have obtained an Interest Rate Cap Agreement for the extended term with a 30-day LIBOR strike price of 8.35% based on a notional amount equal to the then outstanding principal balance of the Loan (provided that if the Loan has been included in a Securitization, Borrower shall have the right to obtain an Interest Rate Cap Agreement with a higher strike price if it has delivered to Lender a Rating Agency Confirmation as to such higher strike price, and if the Loan has not been included in a Securitization, Borrower shall have the right to obtain an Interest Rate Cap Agreement with a higher strike price if Lender in its sole and absolute discretion has consented thereto) and such Interest Rate Cap Agreement shall have been collaterally assigned to Lender pursuant to an assignment in substantially the same form as the Assignment of Cap Agreement, and (iv) with respect to the second extension option, the first extension option shall have been properly exercised and Lender shall have received an extension fee in an amount equal to one quarter of one percent (0.25%) of the then outstanding principal balance of the Loan. If Borrower fails to exercise either extension option strictly in accordance with the provisions hereof, such extension option will automatically cease and terminate.

                  2.3.3 INTEREST RATE AND PAYMENT AFTER DEFAULT. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan shall accrue interest at the Default Rate, calculated from the date the Default occurred which led to such an Event of Default without regard to any grace or cure periods contained herein. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default prior to the Permitted Prepayment Date, Borrower shall be required to pay Lender, in addition to all other amounts then payable hereunder, a prepayment fee equal to one percent (1%) of the amount of principal being repaid together with a Spread Maintenance Premium calculated with respect to the amount of principal being repaid.

                  2.3.4 LATE PAYMENT CHARGE. If any principal (other than principal due at maturity) or interest is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however, that Borrower shall not be required to pay such amount in connection with the failure to pay a monthly installment of Debt Service on the date due if sufficient funds were on deposit in the Debt Service Account (as defined in the Cash Management Agreement) on such date and Lender failed to apply same to the payment of Debt Service. Any such amount shall be secured by the Mortgage and the other Loan Documents.

                  2.3.5 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, during such extension.

                  (c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

                  SECTION 2.4       PREPAYMENTS.

                  2.4.1 VOLUNTARY PREPAYMENTS; PREPAYMENT FEES. (a) Borrower shall not have the right to prepay the Loan (in whole or in part) prior to the Permitted Prepayment Date except (i) pursuant to Section 11.25 hereof in connection with a permitted release, (ii) pursuant to Section 2.4.1(d) hereof in connection with the conversion of the Loan to a Substitute Rate Loan, (iii) pursuant to Section 2.4.1(e) or Section 2.4.2 hereof in connection with a Casualty or Condemnation, or (iv) pursuant to Section 2.4.1(f) hereof in connection with certain environmental investigations or assessments requested by Lender. Borrower shall have the right, at its option, upon thirty (30) days prior written notice to Lender, to prepay the Debt in whole or in part at any time on or after the Permitted Prepayment Date, subject to the conditions set forth in Section 2.4.1(c), (g) and (h) below.

                  (b) Borrower shall have the right, at any time and from time to time, to prepay the Debt in part in connection with one or more permitted releases in accordance with Section 11.25 hereof, provided that prior to the Permitted Prepayment Date any such prepayment shall be in an amount not to exceed the Release Amount for each related Release Parcel, plus any additional prepayment as may be required in order to satisfy the Debt Service Coverage Ratio test set forth in Section 11.25(b)(iv).

                  (c) Any prepayment made in connection with a permitted release pursuant to Section 11.25 hereof shall be subject to a prepayment fee of one percent (1%) of the amount prepaid if made prior to the Permitted Prepayment Date. Subject to the provisions of Section 2.4.1(d) and (e) and Section 2.4.2 below, any prepayment (including a prepayment made in connection with a permitted release) made during the period commencing on the Permitted Prepayment Date through and including October 31, 2001 shall be subject to a prepayment fee of one-half of one percent (0.5%) of the amount prepaid. Lender shall not be obligated to accept any prepayment unless it is accompanied by the prepayment fee, if any, due in connection therewith. Prepayments made after October 31, 2001 shall not be subject to any prepayment fee or penalty.

                  (d) If the Loan has been converted to a Substitute Rate Loan pursuant to Section 2.2.3 hereof for three (3) or more consecutive Interest Periods, Borrower shall have the right, upon thirty (30) days prior written notice to Lender, to prepay the Debt in whole (but not in part) without prepayment fee or penalty.

                  (e) If a Casualty or Condemnation shall occur and (i) the Net Proceeds are more than $5,000,000, (ii) the conditions to release set forth in
Section 5.3.2(a)(ii), (iii) or (ix) have not been satisfied or, if for reasons beyond the reasonable control of Borrower, the conditions to release set forth in Section 5.3.2(a)(iv) or (vi) have not been satisfied and (iii) Lender has elected not to make such Net Proceeds available for the Restoration of the Property, Borrower shall have the right, upon thirty (30) days prior written notice to Lender, to prepay the Debt in whole (but not in part) without prepayment fee or penalty.

                  (f) In the event that, pursuant to the Environmental Indemnity, Lender requests any environmental assessment or investigation of the Property beyond a standard Phase I investigation, Borrower shall have the right, upon thirty (30) days prior written notice to Lender given within thirty (30) days after Lender makes such request, to prepay the Debt in whole (but not in part), provided that Borrower shall not have the right to so prepay the Debt prior to the Permitted Prepayment Date if Lender withdraws its request for such assessment or investigation within ten (10) days after Borrower's election to prepay the Debt pursuant to this Section 2.4.1(f). Any prepayment of the entire Debt pursuant to this Section 2.4.1(f) shall be subject to payment of the Spread Maintenance Premium if such prepayment is made prior to the Permitted Prepayment Date, and shall be subject to the applicable prepayment fee, if any, provided for in Section 2.4.1(c) if such prepayment is made on or after the Permitted Prepayment Date. Borrower's right to prepay the Debt in whole (but not in part) pursuant to this Section 2.4.1(f) shall be in addition to Borrower's rights to prepay the Debt in part pursuant to Sections 2.4.1(b) and 11.25 (subject to the applicable prepayment fee, if any, provided for in Section 2.4.1(c)), whether prior to the Permitted Prepayment Date or thereafter, including (without limitation) under circumstances where the assessment or investigation requested by Lender relates solely to the portion of the Property to be released pursuant to said Section 11.25. If Borrower so prepays the Debt in full, or if the portion of the Property to which such requested assessment or investigation relates is released pursuant to
Section 11.25 incident to a partial prepayment of the Debt, then and in either such event, no such assessment or investigation shall be required.

                  (g) It shall be a condition to any prepayment pursuant to this
Section 2.4.1, other than a prepayment in connection with a permitted release, that a pro-rata portion of the Mezzanine Loan be simultaneously prepaid.

                  (h) Any prepayment received by Lender pursuant to this Section
2.4.1 on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date and such amounts (i.e., principal and interest prepaid by Borrower) shall be held by Lender as collateral security for the Loan in an interest bearing account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.

                  2.4.2 OTHER PREPAYMENTS. On each date on which Lender actually receives a distribution of Net Proceeds and if Lender does not make such Net Proceeds available to Borrower for the Restoration of the Property where Lender is not required to do so, Borrower (a) shall, at Lender's option (and provided Lender makes such Net Proceeds available therefor) or (b) may, at its option (in which event Lender shall make such Net Proceeds available therefor), prepay the outstanding principal balance of the Note in an amount equal to the amount of such Net Proceeds multiplied by the Mortgage Loan Percentage, together with interest that would have accrued on such amount through the next Monthly Payment Date. The balance of such Net Proceeds shall be paid to Borrower and distributed by Borrower to the Mezzanine Borrower and applied to prepay the outstanding principal balance of the Mezzanine Loan. Any prepayment (i.e., principal and interest) received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date. Any prepayment pursuant to this Section 2.4.2 shall not be subject to any prepayment fee or penalty.

                  III.      REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1      BORROWER REPRESENTATIONS.

                  Borrower represents and warrants that:

                  3.1.1 ORGANIZATION. Each of the entities comprising Borrower and the SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

                  3.1.2 PROCEEDINGS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.1.3 NO CONFLICTS. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not, to the best of Borrower's knowledge, conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

                  3.1.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against Borrower in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

                  3.1.5 AGREEMENTS. To the best of Borrower's knowledge, Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                  3.1.6 CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

                  3.1.7 TITLE. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. To the best of Borrower's knowledge, the Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will (to the extent that the liens and security interests created thereby may be perfected by recording and/or filing as aforesaid) create (i) a valid, first priority, perfected lien on the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. To the best of Borrower's knowledge, there are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Loan Agreement, materially and adversely affect the value of the Property, materially impair the use or operations of the Property or impair Borrower's ability to pay its obligations in a timely manner.

                  3.1.8 NO PLAN ASSETS. As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

                  3.1.9 COMPLIANCE. To the best of Borrower's knowledge, except as disclosed in the Environmental Report and/or Physical Conditions Report, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best of Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. To the best of Borrower's knowledge, Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

                  3.1.10 FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been prepared by or for Borrower and delivered to Lender in respect of the Property which cover the period since May 1, 1998 (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

                  3.1.11 CONDEMNATION. No Condemnation or other similar proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

                  3.1.12 UTILITIES AND PUBLIC ACCESS. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses.

                  3.1.13 SEPARATE LOTS. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

                  3.1.14 ASSESSMENTS. There are no pending or (to the best of Borrower's knowledge) proposed special or other assessments for public improvements or otherwise affecting the Property, nor (to the best of Borrower's knowledge) are there any contemplated improvements to the Property that may result in such special or other assessments.

                  3.1.15 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  3.1.16 ASSIGNMENT OF LEASES. To the best of Borrower's knowledge, the Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights of Borrower under the Leases, subject only to a license granted to Borrower to exercise the rights and to perform the obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of Borrower's interest in the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

                  3.1.17 INSURANCE. Borrower has obtained and has delivered to Lender original or certified copies or certificates of all of the Policies, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, other than claims which, in the aggregate, do not impair the coverage of the Policies as to future insured claims, and neither Borrower nor, to the best of Borrower's knowledge, any other Person has done, by act or omission, anything which would impair the coverage of any of the Policies.

                  3.1.18 LICENSES. To the best of Borrower's knowledge, all permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

                  3.1.19 FLOOD ZONE. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

                  3.1.20 PHYSICAL CONDITION. Except as disclosed in the Environmental Report, the Physical Conditions Report and in SCHEDULE VII hereof, to the best of Borrower's knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  3.1.21 BOUNDARIES. Except as may be shown on the Survey, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to materially adversely affect the value or marketability of the Property except for the Permitted Encumbrances and those which are insured against by title insurance.

                  3.1.22 LEASES. Borrower represents and warrants to Lender with respect to the Leases that: (a) the rent roll attached hereto as SCHEDULE I is true, complete and correct in all material respects and the Property is not subject to any Leases other than the Leases described in SCHEDULE I, (b) except as otherwise disclosed in the estoppel certificates delivered to Lender in connection with the Loan or as set forth on SCHEDULE VII, the Leases identified on SCHEDULE I are in full force and effect and, to the best of Borrower's knowledge, there are no material defaults thereunder by either party, (c) the copies of those Leases which were delivered to Lender are true and complete and, as to all Major Leases, except as may otherwise be disclosed in said estoppel certificates, there are no material oral agreements with respect thereto and, as to all other Leases, to the best of Borrower's knowledge and except as may otherwise be disclosed in said estoppel certificates, there are no material oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, except by Leading Market Technology, which has paid Rent through December 31, 2000, (e) all work to be performed to date by Borrower under each Lease has been performed as required and, if completed, except as may otherwise be disclosed in said estoppel certificates, to the best of Borrower's knowledge, has been accepted by the applicable Tenant, and (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been given to such Tenant, except as to those which are to be provided to a Tenant after the date hereof pursuant to such Tenant's Lease.

                  3.1.23 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement (except for deed stamps which are required to be affixed to a foreclosure deed) of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

                  3.1.24 SINGLE PURPOSE. Borrower hereby represents and warrants to Lender that as of the date hereof and covenants with Lender that until such time as the Debt shall be paid in full (unless otherwise hereafter consented to by Lender after receiving a Rating Agency Confirmation):

                  (a) Borrower does not own and will not own any asset or property other than (i) the Property, (ii) incidental personal property necessary for the ownership or operation of the Property, and (iii) the Permitted Investments, cash and cash equivalents.

                  (b) Borrower will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated in all material respects.

                  (c) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                  (d) Borrower has no outstanding Indebtedness for borrowed money and will not incur any Indebtedness other than (i) the Debt, (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding $2,500,000 at any one time and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property in an aggregate amount not exceeding $500,000 at any one time; provided that any Indebtedness incurred pursuant to subclauses (ii) and (iii) shall be not more than ninety (90) days past due and incurred in the ordinary course of business. No Indebtedness other than the Debt may be secured (subordinate or PARI PASSU) by the Property, except that any permitted equipment financing may be secured by such equipment.

                  (e) Borrower has not made and will not make any loans or advances in the nature of loans to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates.

                  (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or the SPC Party without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section 3.1.24, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan or the Mezzanine Loan is outstanding or by its terms cannot be modified without Lender's consent.

                  (h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party; provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates if (i) inclusion on such a consolidated financial statement is required to comply with the requirements of GAAP, (ii) such consolidated financial statements shall contain a footnote to the effect that Borrower's assets are owned by Borrower, and (iii) such assets shall be listed on Borrower's own separate balance sheet. Except as permitted under the preceding sentence, Borrower's assets will not be listed as assets on the financial statement of any other entity; provided, however, that such restriction shall not preclude any Person from listing its ownership interests in Borrower as an asset on its financial statement. Borrower will file its own tax returns and will not file a consolidated federal income tax return with any other Person unless specifically mandated by applicable law or unless Borrower is treated as a disregarded entity. Borrower shall maintain its books, records, resolutions and agreements as official records.

                  (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number (which may be a telephone number at the Property) and separate stationery, invoices and checks bearing its own name.

                  (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

                  (l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

                  (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

                  (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

                  (o) Each entity comprising Borrower is a Delaware limited liability company that (i) has Mezzanine Borrower as its only member and (ii) has a non-member manager that is a Delaware corporation (the "SPC PARTY"). The SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section
3.1.24 as if such representation, warranty or covenant was made directly by the SPC

Party, except that the SPC Party shall not be required to maintain a separate telephone number from that utilized by Borrower. Upon the withdrawal or the disassociation of the SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles of incorporation are substantially similar to those of the SPC Party and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

                  (p) Borrower shall at all times cause there to be at least two duly appointed members of the board of directors (each, an "INDEPENDENT DIRECTOR") of the SPC Party reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years, (i) a stockholder, director, officer, employee, partner, attorney or counsel of such corporation, Borrower or any Affiliate of either of them, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such corporation, Borrower or any Affiliate of either of them, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

                  (q) Borrower shall not cause or permit the board of directors of the SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPC Party unless at the time of such action there shall be at least two members who are each an Independent Director.

                  (r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all material respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with, or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower and the SPC Party.

                  (s) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts.

                  (t) Borrower shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

                  (u) Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

                  3.1.25 TAX FILINGS. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

                  3.1.26 SOLVENCY. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

                  3.1.27 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                  SECTION 3.2      SURVIVAL OF REPRESENTATIONS.

                  The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

                  IV.      BORROWER COVENANTS

                  SECTION 4.1      BORROWER AFFIRMATIVE COVENANTS.

                  Borrower hereby covenants and agrees with Lender that:

                  4.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property. Notwithstanding the foregoing, after prior notice to Lender, Borrower, at its own expense, may suspend such compliance and contest by appropriate legal proceeding, conducted in good faith and with due diligence, the validity or applicability of any Legal Requirements to Borrower and/or the Property, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) Borrower shall establish to Lender's reasonable satisfaction that neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof comply with such resulting Legal Requirements, and shall pay all costs, interest and penalties which may be payable in connection therewith; and (v) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to 105% of the amount of all damages, costs, interest and penalties that may be assessed against Borrower as a result of such non-compliance, as reasonably determined by Lender; provided, however, if agreed to by Lender, Borrower shall receive a credit against such deposit for any Capital Expenditure Funds then on deposit and not otherwise allocated for any other purpose.

                  4.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof and has not delivered a Letter of Credit in lieu of such escrows pursuant to
Section 6.8 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges within ten (10) days after the date the same are due; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes are payable by Lender pursuant to Section 6.2 hereof and sufficient funds have been deposited with Lender for the payment thereof in the manner required by Section 6.2. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property, other than Permitted Encumbrances. Notwithstanding the foregoing, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Lien, Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Lien, Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such Lien, Taxes or Other Charges from the Property; and (vi) unless previously deposited with Lender, Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred five percent (105%) of the contested amount and all interest and penalties thereon; provided, however, that Borrower shall receive a credit against such deposits for any amounts deposited with the applicable taxing authority in connection with such proceeding. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

                  4.1.3 LITIGATION. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect the Property or Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

                  4.1.4 ACCESS TO PROPERTY. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

                  4.1.5 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower shall, at Borrower's sole cost and expense:

                  (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                  (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  4.1.6 FINANCIAL REPORTING.

                  (a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

                  (b) Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Mezzanine Borrower's annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP covering the Property, including statements of income and expense and cash flow and a balance sheet for Mezzanine Borrower. Such statements shall be accompanied by Borrower's calculation of Underwritable Cash Flow, Gross Revenue and Operating Expenses for the Property. Mezzanine Borrower's annual financial statements shall be accompanied by a certificate executed by the chief financial officer or treasurer of Mezzanine Borrower stating that such annual financial statement presents fairly the financial condition and the results of operations of Mezzanine Borrower and the Property. Together with such annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether to the best of Borrower's knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (c) Borrower will furnish Lender on or before the forty-fifth
(45th) day after the end of each fiscal quarter including the quarter ending December 31 (based on Mezzanine Borrower's Fiscal Year), the following items, accompanied by certificate from the chief financial officer or treasurer of Mezzanine Borrower, certifying that such items are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Mezzanine Borrower and the Property in accordance with GAAP as applicable:

                  (i) quarterly and year-to-date statements of income and expense and cash flow prepared for such quarter and the portion of the year then elapsed with respect to the Property, with a balance sheet for such quarter for Mezzanine Borrower;

                  (ii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters (but not prior to the quarter ending June 30, 2000);

                  (iii) a current rent roll for the Property;

                  (iv) a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Property, together with a detailed explanation of any variances in excess of $50,000 which are more than five percent (5%) between budgeted and actual amounts for such year to date; and

                  (v) any notice received from a Tenant under a Major Lease threatening non-payment of Rent or other material default, alleging or acknowledging a default by landlord, requesting a termination of such Major Lease or a material modification of any Major Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Major Lease, or any other similar material correspondence received by Borrower from such Tenants during the subject quarter.

                  (d) Borrower shall submit the Annual Budget to Lender for Lender's review not later than thirty (30) days prior to the commencement of each Fiscal Year.

                  (e) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

                  4.1.7 TITLE TO THE PROPERTY. Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

                  4.1.8 ESTOPPEL STATEMENT.

                  (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification. Not more frequently than once each calendar year (unless incident to a sale of the Property), Lender shall, upon request of Borrower, deliver a statement as to the matters set forth in the foregoing clauses (i), (ii), (iii) and (v).

                  (b) Upon request from Lender, Borrower shall request from each Tenant under a Major Lease and use commercially reasonable efforts to obtain and deliver to Lender, an estoppel certificate from each Tenant under any Major Lease; provided that such certificate may be in the form required under such Lease; provided further that Borrower shall not be required to deliver such certificates more frequently than one (1) time during the initial term of the Loan or more frequently than one (1) time during any extension term of the Loan.

                  4.1.9 LEASES.

                  (a) All Leases and all renewals of Leases (other than renewals pursuant to options contained in the Leases) executed after the date hereof shall (i) provide for rental rates comparable to then existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) as to new Leases, provide that such Lease is subordinate to the Mortgage and that the lessee will attorn to Lender and (iv) not contain any terms which would materially adversely affect Lender's rights under the Loan Documents. All Major Leases and all renewals, amendments and modifications thereof (other than renewals and amendments entered into pursuant to or in implementation of options or rights contained in such Major Leases) executed after the date hereof shall be subject to Lender's prior approval, such approval not to be unreasonably withheld, conditioned or delayed. A request by Borrower for the approval of any Major Lease or any renewal, amendment or modification thereof pursuant to this
Section 4.1.9(a) or for Lender's approval of any other matter requiring Lender's consent pursuant to this Section 4.1.9(a) may include a statement in bold face type that if Lender fails to approve such Major Lease or other matter within ten
(10) Business Days after receipt by Lender of such request, it shall be deemed to have been approved. If Lender fails to respond to any such request within ten
(10) Business Days after its receipt thereof and all information reasonably required by Lender in order to adequately review such request, including, without limitation (in connection with the approval of a Major Lease), the final proposed Major Lease itself and blacklined copies of such Major Lease marked to show the changes against the form of lease approved by Lender, Lender shall be conclusively deemed to have approved such Major Lease or other matter, provided that (in the case of approval of a Major Lease) blacklined copies of interim drafts of such Major Lease were provided to Lender. Upon request, Lender shall enter into a subordination, non-disturbance and attornment agreement in the form attached hereto as SCHEDULE V (with such reasonable and customary changes thereto as may be acceptable to Lender, acting reasonably and in good faith) with any Tenant under a Lease approved by Lender.

                  (b) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;
(ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease (except pursuant to a right or option of a Tenant contained therein) without Lender's prior approval, which shall not be unreasonably withheld, conditioned or delayed (except that Borrower shall be permitted without Lender's consent to terminate any Major Lease other than the Genzyme Lease in the case of a default by the Tenant thereunder); (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); and (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents). Upon request, Borrower shall furnish Lender with executed copies of all Leases.

                  4.1.10 ALTERATIONS. Lender's prior approval shall be required in connection with any alterations to any Improvements, including tenant improvements, (a) that would be expected to have a material adverse effect on Borrower's financial condition, the value of the Property or the Underwritable Cash Flow or (b) the aggregate cost of which under contract at any one time (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold. Lender shall be deemed to have approved any tenant improvements provided for in a Lease approved (or deemed to have been approved) by Lender, or which Borrower is entitled to enter into without Lender's consent, pursuant to Section 4.1.9. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender, provided that, if there shall have been a Securitization of the Loan, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (iv) a completion bond, provided that, if there shall have been a Securitization of the Loan, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Borrower shall receive a credit against the security required pursuant to this Section 4.1.10 in connection with tenant improvements in an amount equal to the Rollover Funds on deposit and required to be deposited during the construction of the related tenant improvements, and a credit against the security required pursuant to this Section 4.1.10 in connection with any other alterations in an amount equal to the Capital Expenditure Funds on deposit and required to be deposited during the construction of the related alterations, but in each case only to the extent such Reserve Funds have not been previously so allocated to another alteration project.

                  4.1.11 O&M PROGRAM. Borrower shall comply in all material respects with the asbestos operations and maintenance program requirements for the Property attached hereto as SCHEDULE VIII.

                  SECTION 4.2      BORROWER NEGATIVE COVENANTS.

                  Borrower covenants and agrees with Lender that:

                  4.2.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Lender, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in the Borrower, the Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage and this Agreement.

                  4.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances.

                  4.2.3 DISSOLUTION. Borrower shall not, without obtaining the prior consent of Lender, (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer the SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of incorporation or bylaws of the SPC Party in any manner that (1) violates the single purpose covenants set forth in
Section 3.1.24, or (2) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan or the Mezzanine Loan is outstanding or by its terms cannot be modified without Lender's consent. Upon payment of the Debt and the satisfaction of all other obligations of Borrower under the Loan Documents, Lender will execute and deliver to Borrower a certificate in a form required by the Delaware Secretary of State and/or as reasonably required by Borrower to evidence repayment of the Debt and the ability of the SPC Party to thereafter amend its certificate of incorporation and by-laws.

                  4.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Property.

                  4.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                  4.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                  4.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld or delayed; provided, however, that the foregoing shall not prohibit the continued use of the Property in its then current manner if such use becomes a permitted non-conforming use by virtue of a change in zoning or other land use laws which was not initiated by Borrower. Notwithstanding the foregoing, if a Release Parcel is to be released pursuant to
Section 11.25 hereof, Borrower may make application to have the Release Parcel legally subdivided so as to become a separate lot and/or may seek a variance or other relief from, or a change in, existing zoning laws with respect to both the Release Parcel and the remainder of the Property to permit such subdivision and/or Borrower's contemplated development or redevelopment of the Release Parcel (but without making the remainder of the Property or the use thereof non-conforming); provided, however, that (a) all of the Property's then current and intended uses shall in each instance thereafter comply with all zoning and other land use laws, and (b) the remainder of the Property shall not be adversely affected in any material way thereby and shall continue to comply in all material respects with all Legal Requirements.

                  4.2.8 ASSETS. Borrower shall not purchase or own any property other than the Property.

                  4.2.9 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

                  4.2.10 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice.

                  4.2.11 ERISA. (a) Borrower shall not knowingly engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R.
         Section 2510.3-101(c) or (e).

                  V.      INSURANCE, CASUALTY AND CONDEMNATION

                  SECTION 5.1      INSURANCE.

                  5.1.1 INSURANCE POLICIES. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                  (i) comprehensive all risk insurance on the Improvements and Borrower's personal property at the Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Borrower's personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000) for all such insurance coverage, except with respect to earthquake and flood insurance, which shall provide for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000); and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall reasonably require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a limit, excluding umbrella coverage, of at least Two Million and No/100 Dollars ($2,000,000) per occurrence and Three Million and No/100 Dollars ($3,000,000) general aggregate;
         (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts, with customary exceptions; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

                  (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period of twelve (12) months, with an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve
         (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender in an interest-bearing account (with interest to accrue to the benefit of Borrower) and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note and, provided that there then exists no Event of Default and Lender reasonably determines that sufficient other funds will remain available for the payment of amounts due under the Loan Documents, for the payment of Operating Expenses in accordance with the Cash Management Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (vii) umbrella liability insurance in addition to primary coverage in an amount not less than Fifty Million and No/100 Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, excluding umbrella coverage, of One Million and No/100 Dollars ($1,000,000); and

                  (ix) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

                  (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY") and, to the extent not specified above, shall be subject to the reasonable approval of Lender as to deductibles and, insofar as the Policies relate to the Property, loss payees and insureds. Not less than ten
(10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates or binders of insurance evidencing the Policies, accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender; provided, however, that Borrower is not required to furnish such receipts for payment of Insurance Premiums in the event that such Insurance Premiums are payable by Lender pursuant to Section 6.3 hereof and sufficient funds have been deposited with Lender for the payment thereof in the manner required by Section 6.3.

                  (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

                  (d) All Policies of insurance provided for or contemplated by
Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its or their interests may appear, and, in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause, or its equivalent, in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies of insurance provided for in Section 5.1.1(a) shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured; and

                  (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                  (f) Prior to the Closing Date, Borrower shall purchase a Pollution and Remediation Legal Liability Insurance Policy (claims-made and reported) from Indian Harbor Insurance Company which lists Morgan Stanley Dean Witter Mortgage Capital Inc. as the insured and Secore Financial Corporation as an additional insured. Said environmental insurance policy shall include a claims-made limit of Five Million Dollars ($5,000,000) per occurrence and in the aggregate, a One Hundred Thousand Dollar ($100,000.00) self-insured retention, and a six (6) year policy term.

                  (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

                  (h) In the event of foreclosure of the Mortgage or other transfer of title to the Property in lieu of foreclosure in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  5.1.2 INSURANCE COMPANY. The Policies shall be issued by financially sound and responsible insurance companies legally permitted to insure properties in the state in which the Property is located. Each of such insurance companies shall have a claims paying ability of "A+" or better by Standard & Poor's and Fitch and "A1" or better by Moody's or, if any such insurance companies are not rated by Fitch or Moody's, then at least A(X) by A.M. Best.

                  SECTION 5.2      CASUALTY AND CONDEMNATION.

                  5.2.1 CASUALTY. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property, subject to then applicable Legal Requirements, as nearly as possible to the condition the Property was in immediately prior to such Casualty (a "RESTORATION") and otherwise in accordance with Section 5.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

                  5.2.2 CONDEMNATION. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section
5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

                  SECTION 5.3      DELIVERY OF NET PROCEEDS.

                  5.3.1 MINOR CASUALTY OR CONDEMNATION. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

                  5.3.2 MAJOR CASUALTY OR CONDEMNATION. (a) If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

                  (i) no Event of Default shall have occurred and be continuing;

                  (ii) (A) in the event the Net Proceeds are insurance proceeds, less than thirty-three percent (33%) of the entire Improvements has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Property is taken;

                  (iii) After giving effect to such Restoration, the Debt Service Coverage Ratio for the Property shall be no less than 1.09 to 1.0;

                  (iv) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the recovery of the Net

         Proceeds payable on account of such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                  (v) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

                  (vi) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date three (3) months prior to the Maturity Date, (B) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (C) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

                  (vii) the Property and the use thereof after the Restoration will be in material compliance with and permitted under all applicable Legal Requirements;

                  (viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements in all material respects; and

                  (ix) such Casualty or Condemnation, as applicable, does not result in the permanent loss of access to the Property, any affected Building or the related Improvements.

                  (b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied to the extent such requirements are capable of being satisfied prior to such disbursement, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full (subject to applicable retainage amounts), and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender or discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                  (c) All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the "CASUALTY CONSULTANT"), which approval shall not be unreasonably withheld or delayed. The identity of the contractors and materialmen engaged by Borrower for services in excess of $250,000 in connection with the Restoration, as well as the contracts under which they have been engaged, shall be subject to approval of Lender and the Casualty Consultant, which approval shall not be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

                  (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the first half of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender acting in good faith in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender in an interest-bearing account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

                  (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

                  (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt on the next Monthly Payment Date, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, but without any prepayment fee, penalty or Breakage Costs (unless an Event of Default then exists), or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

                  VI.      RESERVE FUNDS

                  SECTION 6.1      REMEDIATION FUNDS

                  6.1.1 DEPOSIT OF REMEDIATION FUNDS. On the Closing Date, Borrower shall deposit with Agent the amount of Three Hundred Thousand and No/100 Dollars ($300,000) for the costs that may be incurred if Borrower is required pursuant to this Section 6.1.1 to perform the environmental remediation described on SCHEDULE II (such environmental remediation herein referred to as the "REMEDIATION" and the amounts so deposited are referred to herein as the "REMEDIATION FUNDS"). Borrower shall undertake and complete the Remediation if at any time (a) commencement and/or completion of such Remediation is then required in order to comply with any Legal Requirements, (b) Borrower receives any notice of a claim or threatened claim relating in any way to the environmental condition described on SCHEDULE II, or (c) the Environmental Consultant recommends that the Remedation be undertaken. Additionally, Borrower shall have the right to elect to undertake the Remediation at any time. Upon request of Lender, which request shall not be made more than once in any six (6) month period nor prior to November 1, 2000, Borrower shall cause the Environmental Consultant to conduct an updated surface investigation of 195 First Street and deliver to Lender the recommendation of the Environmental Consultant as to whether the Remediation should be undertaken.

                  6.1.2 RELEASE OF REMEDIATION FUNDS. Lender shall direct Agent to disburse to Borrower the Remediation Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that the portion of the Remediation to be funded by the requested disbursement has been completed (to the extent being funded) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Remediation, (ii) identifying each Person that supplied materials or labor in connection with the portion of the Remediation to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work performed to date, subject to applicable retainage amounts, such certificate to be accompanied by evidence of payment reasonably satisfactory to Lender, (d) at Lender's option, Lender shall have received a report satisfactory to Lender in its reasonable discretion from the Environmental Consultant in respect of its inspection of the Remediation, and
(e) Lender shall have received such other evidence as Lender shall reasonably request that the portion of the Remediation to be funded by the requested disbursement has been completed (to the extent being funded) and is paid for or will be paid for upon such disbursement to Borrower, subject to applicable retainage amounts. Lender shall not be required to disburse Remediation Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total remaining Remediation Funds are less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Provided no Event of Default then exists, all remaining Remediation Funds shall be returned to Borrower (1) upon the completion of the Remediation, (2) after the Debt has been paid in full or (3) upon the release of 195 First Street in accordance with Section 11.25 hereof.

                  SECTION 6.2      TAX FUNDS.

                  6.2.1 DEPOSITS OF TAX FUNDS. On the Closing Date, Borrower shall deposit with Agent the amount of Three Hundred Seventy Thousand Eight Hundred Fifty-Two and No/100 Dollars ($370,852) and, pursuant to the Cash Management Agreement, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the "TAX FUNDS". If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

                  6.2.2 RELEASE OF TAX FUNDS. Provided no Event of Default then exists and Lender has received all tax bills, Lender or Servicer shall apply the Tax Funds to payments of Taxes on or within fifteen (15) days prior to the due dates therefor. In making any payment relating to Taxes, Lender or Servicer may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender or Servicer shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

                  SECTION 6.3      INSURANCE FUNDS.

                  6.3.1 DEPOSITS OF INSURANCE FUNDS. On the Closing Date, Borrower shall deposit with Agent the amount of Two Hundred Sixteen Thousand One Hundred Six and No/100 Dollars ($216,106) and, pursuant to the Cash Management Agreement, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least fifteen (15) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the "INSURANCE FUNDS". If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

                  6.3.2 RELEASE OF INSURANCE FUNDS. Provided no Event of Default then exists and Lender shall have received all bills for the payment thereof, Lender or Servicer shall apply the Insurance Funds to payment of Insurance Premiums on or within fifteen (15) days prior to the due dates therefor. In making any payment relating to Insurance Premiums, Lender or Servicer may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender or Servicer shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

                  SECTION 6.4      CAPITAL EXPENDITURE FUNDS.

                  6.4.1 DEPOSITS OF CAPITAL EXPENDITURE FUNDS. Borrower shall deposit with Agent on each Monthly Payment Date an amount equal to $32,500 for annual Capital Expenditures approved by Lender, which approval shall not be unreasonably withheld or delayed; provided that upon a partial release pursuant to Section 11.25 hereof, such amount of $32,500 shall be reduced by the Release Percentage for the related Release Parcel. Amounts deposited pursuant to this
Section 6.4.1 are referred to herein as the "CAPITAL EXPENDITURE FUNDS".

                  6.4.2 RELEASE OF CAPITAL EXPENDITURE FUNDS. (a) Lender shall direct Agent to disburse Capital Expenditure Funds only for Capital Expenditures.

                  (b) Lender shall direct Agent to disburse to Borrower the Capital Expenditure Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Capital Expenditures, (B) stating that all Capital Expenditures at the Property to be funded by the requested disbursement have been completed (to the extent being funded) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the Capital Expenditures, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work performed to date, subject to applicable retainage amounts, such certificate to be accompanied by evidence of payment reasonably satisfactory to Lender, (iv) at Lender's option after consecutive disbursements which total at least $250,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances, other than Permitted Encumbrances, unless the same have been bonded or otherwise secured to Lender's satisfaction, and (v) at Lender's option, if the cost of any individual Capital Expenditure exceeds $250,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect's or engineer's inspection of the Capital Expenditures Work, and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Capital Expenditures at the Property to be funded by the requested disbursement have been completed (to the extent being funded) and are paid for or will be paid upon such disbursement to Borrower, subject to applicable retainage amounts. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

                  (c) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with the Capital Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.

                  (d) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector), at Lender's cost (unless the provisions of Section 6.4.2(e) below applies), to enter onto the Property upon reasonable prior notice during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this
Section 6.4.2(d).

                  (e) If a disbursement will exceed $250,000, Lender may require an inspection of the Property at Borrower's expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures Work (to the extent being funded) for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect reasonably acceptable to Lender prior to the disbursement of the requested Capital Expenditure Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

                  (f) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided worker's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

                  (g) Any Capital Expenditure Funds remaining after the Debt has been paid in full shall be returned to Borrower.

                  SECTION 6.5      ROLLOVER FUNDS.

                  6.5.1 DEPOSITS OF ROLLOVER FUNDS. On the Closing Date, Borrower shall deposit with Agent the amount of Five Hundred Ninety-Seven Thousand Eight Hundred Eighty and No/100 Dollars ($597,880) in respect of certain tenant improvement allowances owed to the tenant under the Genzyme Lease and Six Hundred Seven Thousand Nine Hundred Fifty and No/100 Dollars ($607,950) in respect of certain tenant improvement allowances owed to the tenant under the Millennium Lease. In addition, Borrower shall deposit with Lender for Rollover Expenditures that may be incurred following the date hereof (a) $106,667 on each Monthly Payment Date through and including the Monthly Payment Date occurring in April, 2001, (b) $65,000 on each Monthly Payment Date commencing with the Monthly Payment Date occurring in May, 2001, through and including the Monthly Payment Date occurring in April, 2002, (c) in the event that Borrower exercises its first option to extend the Maturity Date in accordance with Section 2.3.2(b) hereof, $83,333 on each Monthly Payment Date commencing with the Monthly Payment Date occurring in May, 2002, through and including the Monthly Payment Date occurring in April, 2003, and (d) in the event that Borrower exercises its second option to extend the Maturity Date in accordance with Section 2.3.2(b) hereof, $125,000 on each Monthly Payment Date commencing with the Monthly Payment Date occurring in May, 2003, through and including the Monthly Payment Date occurring in April, 2004. Upon a partial release pursuant to Section 11.25 hereof, the amount of the required monthly deposits pursuant to this Section
6.5.1 shall be reduced by the Release Percentage for the related Release Parcel. Amounts deposited pursuant to this Section 6.5.1 are referred to herein as the "ROLLOVER FUNDS".

                  6.5.2 RELEASE OF ROLLOVER FUNDS. Lender shall direct Agent to disburse to Borrower the Rollover Funds (other than the Rollover Funds deposited in respect of the Genzyme Lease and the Millennium Lease) upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Rollover Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured,
(iii) Lender shall have received a copy of the Lease in respect of which Borrower is obligated to pay or reimburse certain Rollover Expenditures, (iv) Lender shall have received a schedule of leasing commissions payments, if any, included in such Rollover Expenditures, (v) Lender shall have received a certificate from Borrower (A) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed (to the extent being funded) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements performed at the Property to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work performed to date, subject to applicable retainage amounts, such certificate to be accompanied by evidence of payment reasonably satisfactory to Lender, (vi) at Lender's option after consecutive disbursements for tenant improvements which total at least $250,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances, other than Permitted Encumbrances, unless bonded over or otherwise secured to Lender's satisfaction, and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed (to the extent being funded) and are paid for or will be paid upon such disbursement to Borrower, subject to applicable retainage amounts. In no event shall Lender be required to disburse Rollover Funds in an amount in excess of $25.00 per rentable square foot of space for any Lease unless (x) the total tenant improvement allowance for such Lease is less than $100,000 or (y) Lender, acting reasonably and in good faith, agrees to an amount in excess of $25.00 per rentable square foot. Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Any Rollover Funds remaining after the Debt has been paid in full shall be returned to Borrower.

                  6.5.3 RELEASE OF GENZYME AND MILLENNIUM ROLLOVER FUNDS. Lender shall direct Agent to disburse to Borrower the Rollover Funds deposited in respect of the Genzyme Lease and the Millennium Lease upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iii) Lender shall have received a certificate from Borrower stating either (A) that the tenant improvement allowance under the related Lease, to the extent being funded by the requested disbursement, has been paid or will be paid upon such disbursement, such certificate to be accompanied by a copy of the Tenant's request for such payment, or (B) that the Tenant under the related Lease is no longer entitled to reimbursement for any tenant improvement allowance covered by said Rollover Funds.

                  SECTION 6.6      APPLICATION OF RESERVE FUNDS.

                  Upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  SECTION 6.7      SECURITY INTEREST IN RESERVE FUNDS.

                  6.7.1 GRANT OF SECURITY INTEREST. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender, as more particularly set forth in the Cash Management Agreement.

                  6.7.2 INCOME TAXES. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds.

                  6.7.3 PROHIBITION AGAINST FURTHER ENCUMBRANCE. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  SECTION 6.8      LETTERS OF CREDIT.

                  6.8.1 DELIVERY OF LETTERS OF CREDIT. (a) In lieu of making the payments to any of the Reserve Funds, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.8. Additionally, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.8 in lieu of deposits previously made to the Reserve Funds, in which case such Reserve Funds, to the extent of such Letter of Credit, shall be disbursed to Borrower. The aggregate amount of any Letter of Credit and cash on deposit with respect to any of the Reserve Funds shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Fund pursuant to this Agreement. In determining the aggregate amount of any Letter of Credit and cash required to be on deposit in respect of the Capital Expenditure Funds, the Rollover Funds and/or the Remediation Funds, such aggregate amounts shall equal all amounts required to be deposited hereunder through the date of delivery of the applicable Letter of Credit, less amounts expended by Borrower for Capital Expenditures, Rollover Expenditures or Remediation, as applicable, for which Borrower has satisfied the conditions to withdrawal from the related Reserve Fund. In the event that a Letter of Credit is delivered in lieu of any portion of the Tax Funds or the Insurance Funds, Borrower shall be responsible for the payment of Taxes or Insurance Premiums, as applicable, and Lender shall not be responsible therefor.

                  (b) Borrower shall give Lender no less than thirty (30) days notice of Borrower's election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit; provided, however, that the amount of any Letter of Credit delivered in respect of Capital Expenditure Funds, Rollover Funds or Remediation Funds may be periodically reduced to the extent of amounts expended by Borrower for Capital Expenditures, Rollover Expenditures or Remediation, as applicable, for which Borrower has satisfied the conditions to withdrawal from the related Reserve Fund. Upon thirty (30) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the applicable Reserve Fund if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

                  (c) Borrower shall provide Lender with notice of any increases in the annual payments for Taxes or Insurance Premiums thirty (30) days prior to the effective date of any such increase and any applicable Letter of Credit shall be increased by such increased amount at least ten (10) days prior to the effective date of such increase.

                  SECTION 6.9      PROVISIONS REGARDING LETTERS OF CREDIT.

                  6.9.1 SECURITY FOR DEBT. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

                  6.9.2 ADDITIONAL RIGHTS OF LENDER. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit or cash in the amount of the outstanding Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire;
(b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit or cash in the amount of the outstanding Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit or cash is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and a substitute Letter of Credit has not been provided within ten
(10) days. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit. If Lender draws upon a Letter of Credit, the amount so drawn shall be deposited by Lender into the related account established pursuant to the Cash Management Agreement, provided no Event of Default then exists.

                  VII.      PROPERTY MANAGEMENT

                  SECTION 7.1      THE MANAGEMENT AGREEMENT.

                  Borrower shall cause Manager to manage the Property in accordance with the Management Agreement. Borrower shall (i) diligently perform and observe in all material respects the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, and
(ii) promptly notify Lender of any notice from Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed. If Borrower shall default beyond the expiration of cure periods in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, upon notice to Borrower, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

                  SECTION 7.2      PROHIBITION AGAINST TERMINATION OR
                                   MODIFICATION.

                  Borrower shall not surrender, terminate (except for termination by reason of a default by Manager thereunder which remains uncured beyond applicable notice and grace periods under the Management Agreement), materially modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld or delayed; provided, however, with respect to a new manager such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute a subordination of management agreement in a form substantially similar to the Assignment of Management Agreement.

                  SECTION 7.3      REPLACEMENT OF MANAGER.

                  Lender shall have the right to terminate the Management Agreement and to require Borrower to replace the Manager with a Person chosen by Borrower and approved by Lender (which approval shall not be unreasonably withheld or delayed) upon the occurrence and during the continuance of any one or more of the following events: (i) at any time when an Event of Default exists, or (ii) if at any time when the Debt Service Coverage Ratio falls below
1.05 to 1.0, as reasonably determined by Lender on a quarterly basis, Manager is managing the Property in a manner that is inconsistent with standards that are customary for comparable properties. If the Management Agreement does not provide that it may be terminated by Lender upon the occurrence of either of the foregoing events, the Management Agreement shall provide that it may be terminated by Borrower upon thirty (30) days notice to Manager, and Borrower shall, if requested by Lender, terminate the Management Agreement upon the occurrence of either of the foregoing events.

                  VIII.      PERMITTED TRANSFERS

                  SECTION 8.1      PERMITTED TRANSFER OF THE PROPERTY.

                  Lender shall not withhold its consent to the conveyance of the Property to a Permitted Transferee provided that (a) Lender has received an agreement, acceptable to it in its reasonable discretion, pursuant to which Permitted Transferee assumes all of Borrower's obligations under the Loan Documents, subject to the limitations on liability contained therein, (b) Lender shall have been reimbursed for all reasonable out-of-pocket expenses incurred by Lender in connection with such transfer, including, without limitation, reasonable attorneys' fees, (c) Lender shall have been reimbursed for Lender's administrative costs of processing the transfer in an amount not to exceed $30,000 and (d) Lender shall have received such documents, certificates and legal opinions as it may reasonably request in connection therewith.

                  SECTION 8.2      PERMITTED TRANSFERS OF INTEREST IN BORROWER.

                  Borrower shall not permit or suffer the Transfer of any ownership interest in Borrower or in any entity owning directly or indirectly any interest in Borrower. The preceding sentence notwithstanding, Borrower may permit Transfers of indirect ownership interests in Borrower or in any entity owning directly or indirectly any interest in Borrower, provided that (a) any such Transfer is a complete conveyance of the related interest and not a pledge, encumbrance or other Transfer of such interest, (b) either (i) the transferee is approved by Lender in its sole discretion or (ii) Beacon and/or PaineWebber own, directly or indirectly, 100% of the ownership interests in Borrower and Mezzanine Borrower after such Transfer, (c) if Beacon continues to own any indirect interests in Borrower after such Transfer, BCI shall be the sole general partner of BCLP and shall have the right and power to direct the day-to-day management, business and affairs of BCLP, and (d) if, after giving effect to any such Transfer and all prior Transfers, more than 49% of the direct or indirect interests of Borrower are held by an affiliated group other than Beacon or PaineWebber, Lender receives a non-consolidation opinion acceptable to Lender in its reasonable discretion or, if the Loan is then included in a Securitization, acceptable to the Rating Agencies in their sole discretion; provided that a non-consolidation opinion shall be required to the extent that either Beacon or PaineWebber drop their ownership interests in Borrower or Mezzanine Borrower below 49% and subsequently increase it back to 49% or more. Additionally, (i) pledges and other encumbrances of the direct or indirect interests held by Beacon and/or PaineWebber (and/or by their direct or indirect subsidiaries) in Beacon/PW Kendall LLC or in any entity that directly or indirectly owns Beacon/PW Kendall LLC shall be permitted, provided that the foreclosure of any such interests shall be an Event of Default unless permitted by the immediately preceding sentence, and (ii) pledges, encumbrances and other Transfers of any direct or indirect ownership interest in Beacon or PaineWebber or in any entity owning directly or indirectly any interest in Beacon or PaineWebber shall not be restricted hereby or by any other provision of the Loan Documents, subject only to the provisions of clause (c) above with respect to Beacon. Lender hereby consents to the pledge of the ownership interests in Borrower by the Mezzanine Borrower and of the ownership interests in CAOK Managers, Inc. by Beacon Capital Partners, Inc., as security for the Mezzanine Loan. Notwithstanding anything in this Section 8.2 to the contrary, other than with respect to the Mezzanine Loan, no transfers of direct ownership interests in Borrower shall be permitted.

                  IX.      SALE AND SECURITIZATION OF MORTGAGE

                  SECTION 9.1      SALE OF MORTGAGE AND SECURITIZATION.

                  (a) Lender shall have the right at its expense (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "SECONDARY MARKET TRANSACTIONS" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "SECURITIZATION". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "SECURITIES"). Lender shall pay all reasonable third-party costs and expenses hereafter incurred by Borrower in connection with any Secondary Market Transaction or Securitization. In the event that Lender sells participation interests in the Loan or includes only a portion of the Loan in a Securitization or otherwise transfers only a portion of the Loan, the Loan shall be administered by a single agent or master servicer and Borrower shall deal solely with such single agent or master servicer in connection with all matters (including, without limitation, Lender consents and approvals) relating to the Loan.

                  (b) If requested by Lender, Borrower shall use reasonable efforts to assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

                  (i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager, (B) provide updated budgets relating to the Property and (C) permit Lender to obtain updated appraisals, market studies, environmental reviews (Phase I's only), property condition reports and other due diligence investigations of the Property (the "UPDATED INFORMATION"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

                  (ii) at Lender's expense, provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies;

                  (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents, with appropriate modifications to reflect changed circumstances which do not otherwise constitute a Default under the Loan Documents, and such additional representations and warranties, if accurate, as the Rating Agencies may reasonably require; and

                  (iv) execute amendments to the Loan Documents and Borrower's organizational documents reasonably requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (B) modify or amend any other economic term of the Loan, or (C) otherwise increase the obligations or decrease the rights of Borrower under the Loan Documents.

                  (c) If requested by Lender for the sole purpose of facilitating the requirements of Lender's compliance with SEC Staff Accounting Bulletin 71 or any supplement or successor thereto, Borrower shall provide Lender (at Lender's expense to the extent of any incremental costs over the cost incurred by Borrower for the financial statements otherwise required to be provided by Borrower pursuant to this Agreement) with the following financial statements with respect to Mezzanine Borrower or the Property, as applicable (it being understood that Lender shall request (A) full financial statements only if it anticipates that the principal amount of the Loan at the time of Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included in the Securitization and (B) summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount):

                  (i) As of the Closing Date, a balance sheet with respect to the Property as of the end of the two most recent Fiscal Years, meeting the requirements of Section 210.3 01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years (but not prior to May 1, 1998), meeting the requirements of Section 210.3-02 of Regulation S-X, (all of such financial statements, collectively, the "STANDARD STATEMENTS"); provided, however, that if the Property would be deemed to constitute a business and not real estate under Regulation S-X that has been acquired by Borrower from an unaffiliated third party, as to which the other conditions set forth in
         Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, at Lender's election in lieu of or in addition to the Standard Statements otherwise required by this Section 9.1(c)(i), Borrower shall instead provide the financial statements required by such Section 210.3-05 of Regulation S-X ("ACQUIRED PROPERTY Statements").

                  (ii) Not later than 45 days after the end of each fiscal quarter following the Closing Date, a financial statement prepared in accordance with Section 210.10-01 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, Borrower shall also provide "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

                  (iii) Not later than 60 days after the end of each Fiscal Year following the Closing Date, a balance sheet of the Property as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such Fiscal Year, meeting the requirements of
         Section 210.3-02 of Regulation S-X. If requested by Lender, Borrower shall provide summarized financial information with respect to such annual financial statements.

                  (iv) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

                  (v) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "EXCHANGE ACT FILING") or as shall otherwise be reasonably requested by Lender to meet disclosure, rating agency or marketing requirements.

All financial statements provided by Borrower pursuant to this Section 9.1(c) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X. All financial statements relating to a Fiscal Year shall be audited by the independent accountants in accordance with auditing standards generally accepted in the United States, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer or treasurer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

                  SECTION 9.2      SECURITIZATION INDEMNIFICATION.

                  (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

                  (b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such specific sections of the Disclosure Documents as may be reasonably specified by Lender and that each such section, as it relates to Borrower, Borrower's Affiliates, the Property, any affiliated Manager and other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley Dean Witter & Co. ("MORGAN STANLEY") that has filed the registration statement relating to the Securitization (the "REGISTRATION Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "MORGAN STANLEY GROUP"), and Morgan Stanley, each of its directors and each Person who controls Morgan Stanley within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

                  (c) In connection with Exchange Act Filings, Borrower shall
(i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in such sections of the Disclosure Document a material fact required to be stated therein in order to make such statements, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities. Borrower will be liable in any such case under this Section 9.2(c) only to the extent that any such liability arises out of or is based upon any such untrue statement or omission made in the Disclosure Documents in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower (or by reason of Borrower failing to furnish such information) in connection with the preparation of the

Disclosure Documents or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property.

                  (d) Promptly after receipt by an indemnified party under this
Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or
(c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                  (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                  X.      DEFAULTS

                  SECTION 10.1      EVENT OF DEFAULT.

                  (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                  (i) if (A) any payment of principal, interest or monthly escrow amount is not paid when due, unless any such amount is not paid when due as a result of (x) the failure of Clearing Bank to transfer funds on deposit in the Clearing Account to the Lockbox Account in accordance with the Clearing Account Agreement, provided that Borrower pays such amount within one (1) Business Day after written notice from Lender to Borrower, (y) the failure of Agent to transfer funds on deposit in the Lockbox Account to the Debt Service Account or any other Account in accordance with the Cash Management Agreement, provided that Borrower pays such amount within one (1) Business Day after written notice from Lender to Borrower, or (z) the failure of Lender to cause the same to be paid out of the Debt Service Account when required under the Cash Management Agreement, provided that sufficient amounts have been deposited therein pursuant to the Cash Management Agreement or (B) any other portion of the Debt is not paid within five (5) days of written notice from Lender to Borrower;

                  (ii) if any of the Taxes or Other Charges are not paid when due, unless any such amount is not paid when due as a result of (A) the failure of Clearing Bank to transfer funds on deposit in the Clearing Account to the Lockbox Account in accordance with the Clearing Account Agreement, provided that Borrower pays such amount within one (1) Business Day after written notice from Lender to Borrower, (B) the failure of Agent to transfer funds on deposit in the Lockbox Account to the Tax Account in accordance with the Cash Management Agreement, provided that Borrower pays such amount within one (1) Business Day after written notice from Lender to Borrower, or (z) the failure of Lender to cause the same to be paid out of the Tax Funds when required hereunder or under the Cash Management Agreement, provided that sufficient amounts have been deposited therein pursuant to the Cash Management Agreement;

                  (iii) if the Policies are not kept in full force and effect, unless as a result of (A) the failure of Clearing Bank to transfer funds on deposit in the Clearing Account to the Lockbox Account in accordance with the Clearing Account Agreement, provided that Borrower pays such amount within one (1) Business Day after written notice from Lender to Borrower, (B) the failure of Agent to transfer funds on deposit in the Lockbox Account to the Insurance Account in accordance with the Cash Management Agreement, provided that Borrower pays such amount within one (1) Business Day after written notice from Lender to Borrower, or (z) the failure of Lender to cause the same to be paid out of the Insurance Funds when required hereunder or under the Cash Management

         Agreement, provided that sufficient amounts have been deposited therein pursuant to the Cash Management Agreement;

                  (iv) if (A) there is a transfer of title to the Property or any portion thereof in violation of Article 6 of the Mortgage, (B) there is a transfer of title to any direct or indirect interest in Borrower in violation of Section 8.2 hereof, or (C) Borrower voluntarily breaches or permits any other breach of Article 6 of the Mortgage;

                  (v) if any representation or warranty made by Borrower herein or in any other Loan Document or in any report, certificate, financial statement or other instrument, agreement or document prepared by or on behalf of Borrower and furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided that Borrower shall have twenty (20) days after notice from Lender to cure in a manner satisfactory to Lender any such breach of a representation or warranty that is susceptible to cure, except that Borrower shall have no opportunity to cure any breach of a representation or warranty (A) made to the best of Borrower's knowledge (i.e., which Borrower knew was false when made), (B) that was otherwise intentionally misrepresented, or (C) made pursuant to Section
         3.1.24 hereof;

                  (vi) if Borrower, Guarantor or the SPC Party shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Guarantor or the SPC Party or if Borrower, Guarantor or the SPC Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor or the SPC Party, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or the SPC Party, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (x) if Borrower breaches any of its covenants contained in
         Section 3.1.24 hereof in any material respect;

                  (xi) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (x) above, or in any other Loan Document which does not provide for a specific notice and cure period with respect to such Default, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days; or

                  (xii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter while such Event of Default continues, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 10.2      REMEDIES.

                  (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until

Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                  (b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

                  (c) If an Event of Default occurs and is continuing, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.

                  (d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

                  SECTION 10.3      REMEDIES CUMULATIVE.

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to

Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                  XI.      MISCELLANEOUS

                  SECTION 11.1      SUCCESSORS AND ASSIGNS.

                  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 11.2      LENDER'S DISCRETION.

                  Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefor.

                  SECTION 11.3      GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN

DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  PAINEWEBBER INCORPORATED
                  1285 AVENUE OF THE AMERICAS, 38TH FLOOR
                  NEW YORK, NY 10019
                  ATTN:  KEVIN D. COX

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 11.4      MODIFICATION, WAIVER IN WRITING.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower or Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 11.5      DELAY NOT A WAIVER.

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 11.6      NOTICES.

                  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged and a copy sent by hand or by reputable overnight courier within one (1) Business Day thereafter) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax (and not the date of sending the copy as required above) if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

        If to Lender:      Morgan Stanley Dean Witter Mortgage Capital Inc.
                           1585 Broadway
                           38th Floor
                           New York, New York 10036
                           Attention:  James Flaum & Kevin Swartz
                           Facsimile No.:  (212) 761-0524
        with a copy to:           Cadwalader, Wickersham & Taft
                                  100 Maiden Lane
                                  New York, New York 10038
                                  Attention:  John M. Zizzo, Esq.
                                  Facsimile No.:  (212) 504-6666

        If to Borrower:           One Kendall LLC and Cambridge Athenaeum LLC
                                  c/o Beacon Capital Partners, Inc.
                                  One Federal Street
                                  26th Floor
                                  Boston, Massachusetts 02110
                                  Attention:  General Counsel
                                  Facsimile No.:  (617) 457-0499

        with a copy to:           PaineWebber Incorporated
                                  1285 Avenue of the Americas, 38th Floor
                                  New York, New York 10019
                                  Attention:  Kevin D. Cox
                                  Facsimile No.: (212) 713-7947

        and:                      Goulston & Storrs, P.C.
                                  400 Atlantic Avenue
                                  Boston, Massachusetts 02110
                                  Attention: Robert J. Mack, Esq.
                                  Facsimile No.: (617) 574-4112

        and:                      Weil, Gotshal & Manges LLP
                                  767 Fifth Avenue
                                  New York, New York 10153
                                  Attention:  Alan J. Pomerantz, Esq.
                                  Facsimile No.:  (212) 310-8007

                  SECTION 11.7      TRIAL BY JURY.

                  BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

                  SECTION 11.8      HEADINGS.

                  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 11.9      SEVERABILITY.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 11.10      PREFERENCES.

                  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 11.11      WAIVER OF NOTICE.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 11.12     REMEDIES OF BORROWER.

                  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably may be determined by an action seeking declaratory judgment. Any expedited procedure legally available with such a declaratory judgment action or action for injunctive relief may be utilized to the extent possible.

                  SECTION 11.13      EXPENSES; INDEMNITY.

                  (a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) enforcing after a Default Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iii) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (iv) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (v) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property after a Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to the Cash Management Agreement. Notwithstanding anything to the contrary contained herein, subject to the indemnification obligations of Borrower set forth in Section 9.2(b) and (c) above, in no event shall Borrower be responsible for any costs incurred by Lender in connection with a Securitization or a Secondary Market Transaction.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever incurred by Lender to, or asserted against Lender by, third parties (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                  SECTION 11.14      SCHEDULES INCORPORATED.

                  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 11.15      OFFSETS, COUNTERCLAIMS AND DEFENSES.

                  Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated non-mandatory counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 11.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

                  (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 11.17      PUBLICITY.

                  Unless required by law, all news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Mortgage Capital Inc., or any of their Affiliates shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld or delayed.

                  SECTION 11.18       WAIVER OF MARSHALLING OF ASSETS.

                  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

                  SECTION 11.19      WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.

                  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall result in any offset against any payments which Borrower is obligated to make under any of the Loan Documents.

                  SECTION 11.20      CONFLICT; CONSTRUCTION OF DOCUMENTS;
                                     RELIANCE.

                  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 11.21      BROKERS AND FINANCIAL ADVISORS.

                  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  SECTION 11.22      EXCULPATION.

                  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or
(g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (i) fraud or intentional misrepresentation by Borrower or any Guarantor in connection with the Loan;

                  (ii) the willful misconduct of Borrower (except that this clause (ii) shall not apply to any failure to make payments with respect to the Loan);

                  (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity;

                  (iv) the removal or disposal by Borrower or any Affiliate of Borrower of any portion of the Property after notice to Borrower of an Event of Default;

                  (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Rents following notice to Borrower of an Event of Default;

                  (vi) Borrower's failure to pay charges for labor or materials or other charges for work performed by or on behalf of Borrower that can create a mechanics' lien on any portion of the Property (unless Borrower is negotiating such charges in good faith or is contesting such lien in accordance with this Agreement) if the Property generates sufficient funds to make such payments after payment of amounts due under the Loan and the Mezzanine Loan (including, without limitation, payments of the Reserve Funds) and other Operating Expenses;

                  (vii) any security deposits, advance deposits or any other deposits collected by Borrower with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

                  (viii) Borrower's indemnification of Lender set forth in
         Section 9.2 hereof;

                  (ix) the failure of Borrower to appoint a new property manager upon the request of Lender after notice to Borrower of an Event of Default as required pursuant to the last sentence of Section 7.3 of this Agreement; and

                  (x) the failure of Borrower to direct any Tenant to pay its Rent in accordance with the Cash Management Agreement.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower fails to obtain Lender's prior consent to any subordinate financing or other voluntary Lien (other than a Permitted Encumbrance) encumbering Borrower's interest in the Property; or (ii) Borrower fails to obtain Lender's prior consent to any voluntary assignment, transfer, or conveyance of the Property or any interest therein or any interest, direct or indirect, in Borrower, if such consent is required by the Mortgage or this Agreement.

                  SECTION 11.23      PRIOR AGREEMENTS.

                  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated February 11, 2000 between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

                  SECTION 11.24      SERVICER.

                  At the option of Lender, the Loan may be serviced by a servicer (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this

Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrower shall not be responsible for payment of the monthly servicing fee or any other fee due to the Servicer under the Servicing Agreement; Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

                  SECTION 11.25      PARTIAL RELEASES.

                  Borrower may obtain the release of one or more of the Release Parcels from the lien of the Mortgage and related Loan Documents at any time (and from time to time), upon the satisfaction of each of the following conditions:

                  (a) Immediately prior to, and after giving effect to, the proposed release, no Event of Default or Mezzanine Event of Default shall have occurred and be continuing.

                  (b) Lender shall have received (i) payment of an amount equal to the Release Amount for each such Release Parcel, plus any additional amounts which may then be prepaid in accordance with Section 2.4.1 of this Agreement,
(ii) payment of any reasonable expenses incurred by Lender in connection with such release (including, without limitation, reasonable attorneys' fees) and any other amounts then due and owing to Lender pursuant to this Agreement and the other Loan Documents, (iii) any prepayment fee required pursuant to Section
2.4.1 of this Agreement, and (iv) evidence satisfactory to Lender that the Debt Service Coverage Ratio after giving effect to such release will equal or exceed the Debt Service Coverage Ratio immediately prior to such release.

                  (c) Mezzanine Lender shall have received all sums required to be paid to Mezzanine Lender in connection with the release of such Release Parcel pursuant to the terms and conditions of Section 2.3 of the Mezzanine Loan Agreement.

                  (d) Borrower shall submit to Lender, not less than five (5) Business Days prior to the date of such release, a partial release of the Mortgage and related Loan Documents for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Property is located and reasonably satisfactory to Lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release.

                  (e) Borrower shall have delivered to Lender (i) an endorsement to the Title Insurance Policy, an opinion of counsel (from counsel reasonably acceptable to Lender) or a certificate of an architect (from an architect reasonably acceptable to Lender and licensed to practice in the State) indicating that the Release Parcel has been legally subdivided from the remainder of the Property, (ii) an endorsement to the Title Insurance Policy, an opinion of counsel (from counsel reasonably acceptable to Lender) or a certificate of an architect (from an architect reasonably acceptable to Lender and licensed to practice in the State) indicating that the balance of the Property separately conforms to and is in material compliance with all Legal

Requirements and constitutes a separate tax lot(s), (iii) a certificate from an architect or engineer licensed to practice in the State and reasonably acceptable to Lender (or an opinion of counsel from counsel reasonably satisfactory to Lender as to compliance with Legal Requirements) to the effect that the Release Parcel is not necessary (y) for the remainder of the Property to comply with any applicable zoning, building, land use or parking or other Legal Requirements applicable to the remainder of the Property, or (z) for the uses of the remainder of the Property, including, without limitation, for access, driveways, parking, utilities, drainage flows or any other purpose (giving effect to any easements therefor reserved over the Release Parcel for the benefit of the remainder of the Property) and (iv) with respect to 1700 Kendall Square, an ALTA survey in the form of the Survey delineating a legal description for the building known as 1700 Kendall Square and the balance of the plot of land on which 1700 Kendall Square and 1500 Kendall Square are located. The delineation of the proposed lot line between 1700 Kendall Square and 1500 Kendall Square set forth on SCHEDULE IV is approximate; the final lot line will be subject to the approval of Lender, such approval not to be unreasonably withheld or delayed. Additionally, if 215 First Street is not simultaneously released, the Parking Lot across from 215 First Street (i.e., 195 First Street) shall be released only if Borrower can demonstrate to Lender's reasonable satisfaction that it has made alternate parking arrangements for tenants at 215 First Street reasonably satisfactory to Lender. Moreover, if 1700 Kendall Square and the Kendall Square Theatre are released, Borrower must demonstrate to Lender's reasonable satisfaction that the parking available for the remainder of the Property (including that contained in the Kendall Square Parking Garage, but excluding any portion of same allocated to 1700 Kendall Square and the Kendall Square Theatre) is satisfactory for the proper use and operation of the remainder of the Property.

                  (f) Simultaneously with the release, Borrower shall convey fee simple title to the Release Parcel to a Person other than Borrower. If Borrower is unable to legally subdivide 1700 Kendall Square and the Kendall Square Theatre from the remainder of the Property, however, Borrower shall have the right to lease 1700 Kendall Square and the Kendall Square Theatre to a Person other than Borrower in lieu of such conveyance and Lender shall subordinate the Lien of the Mortgage and the other Loan Documents to such lease, provided (i) Borrower complies with all of the conditions to release set forth in this
Section 11.25 (including, without limitation, the payment of the Release Amount to Lender and any additional amounts which may then be prepaid pursuant to
Section 2.4.1 hereof and the payment of the sums required to be paid to Mezzanine Lender for the release thereof) other than the requirements that such Release Parcel be legally subdivided from the remainder of the Property, (ii) the request for such lease shall be accompanied by an endorsement to the Title Insurance Policy, an opinion of counsel (from counsel reasonably acceptable to Lender) or an architect's certificate from an architect reasonably acceptable to Lender that such a subdivision is not required in order for the remainder of the Property to comply with Legal Requirements, and (iii) such lease shall contain the following provisions: (A) 1700 Kendall Square shall not be used for any purpose other than an expansion of the existing cinema during the period ending May 1, 2004 (or sooner, upon repayment of the Loan in full), (B) the lease shall be triple net with the tenant being responsible for all allocable taxes and all insurance, maintenance, utility, repair and other obligations generally contained in a triple net lease, (C) the tenant shall be required to restore the demised premises in the case of casualty and condemnation to a safe and habitable condition and/or to remove any damaged structures or debris therefrom so as to leave the demised premises in a safe condition, and (D) the tenant shall discharge (unless the same have been bonded or otherwise secured to Lender's satisfaction) within thirty (30) days any mechanic's Lien filed against the demised premises by reason of the acts of the tenant or Persons claiming by, through or under the tenant. Such lease may permit the tenant to procure mortgage financing secured by the leasehold estate created thereby. If a conveyance is made under this subsection
(f) which is stated to be made for nominal consideration or if a lease is made under this subsection (f) for nominal rent, the same will not be considered a breach of Sections 3.1.24(c) or 4.2.6 hereof provided it is in effect a distribution of an asset to the indirect owner of Borrower above the level of Mezzanine Borrower and a contribution of capital to the transferee of such deed or lessee under such lease, as the case may be. References in this Agreement or in any of the other Loan Documents to a "release of a Release Parcel" (or words of similar import) shall be deemed to include a lease of 1700 Kendall Square and the Kendall Square Theatre permitted pursuant to this Section 11.25(f), if applicable.

                  SECTION 11.26      JOINT AND SEVERAL LIABILITY.

                  If more than one Person has executed this Agreement as "Borrower," the obligations of all such Persons hereunder shall be joint and several.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                            BORROWER:

                            ONE KENDALL LLC, a Delaware limited
                            liability company

                            By:  CAMEZZ LLC, a Delaware limited
                                 liability company, its Manager

                                 By:   Beacon/PW Kendall LLC, a Delaware
                                       limited liability company, its
                                       Manager

                                       By:  Beacon Capital Partners,
                                            L.P., a Delaware limited
                                            partnership, its Manager

                                            By:   Beacon Capital
                                                  Partners, Inc., a
                                                  Maryland corporation,
                                                  its general partner


                                                  By: /s/ Nancy J. Broderick
                                                     ------------------------
                                                      Nancy J. Broderick
                                                      Vice President & Treasurer


                           CAMBRIDGE ATHENAEUM LLC, a Delaware limited liability company

                            By: CAMEZZ LLC, a Delaware limited liability company, its Manager

                                 By: Beacon/PW Kendall LLC, a Delaware limited liability company, its Manager

                                       By:  Beacon Capital Partners, L.P., a
                                            Delaware limited partnership, its
                                            Manager

                                            By:   Beacon Capital Partners, Inc.,
                                                  a Maryland corporation, its
                                                  general partner

                                                   By: /s/ Nancy J. Broderick
                                                      ------------------------
                                                      Nancy J. Broderick
                                                      Vice President & Treasurer

                             LENDER:

                             SECORE FINANCIAL CORPORATION, a Pennsylvania corporation


                             By: /s/ Tamera S. Massey
                                 -------------------------------
                                 Title: Executive Vice President